Exhibit 4.1

BANK OF MARIN

EMPLOYEE STOCK OWNERSHIP PLAN

(Restated as of January 1, 2014)

BANK OF MARIN

EMPLOYEE STOCK OWNERSHIP PLAN

RECITALS OF FACT

Effective as of January 1, 2014, except for those changes required by law to be effective as of an earlier date, or as specifically provided in this Plan Restatement, Bank of Marin (“Employer”) has adopted an amendment and restatement (“Restatement”) of the Bank of Marin Employee Stock Ownership Plan (“Plan”), initially effective as of January 1, 2010.  The reasons for this restatement are to (i) comply with IRS Revenue Procedure 2007-44, as amended or superseded, by incorporating all statutes, regulations and other guidance identified in the IRS 2013 Cumulative List of Changes in Plan Qualification Requirements, (ii) incorporate all Plan amendments adopted since the Plan’s inception, and (iii) include other changes necessary or desirable to meet the Employer’s objectives.

The Plan is intended to be an employee stock ownership plan within the meaning of §4975(e)(7) of the Internal Revenue Code of 1986, as amended (“Code”), and §407(d)(6) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).  The Plan is designed to (a) invest primarily in Employer Stock, and specifically permitted to invest up to 100% of its assets in Employer Stock, and (b) allow the Plan to be used as a technique of corporate finance.

The purposes of the Plan are to (a) enable Plan Participants to share in the growth and prosperity of the Employer by acquiring a proprietary interest in the Employer, (b) provide Participants with an opportunity to accumulate funds for their future economic security and (c) allow the Plan to receive loans (or other extensions of credit) to finance the acquisition of Employer Stock, with such loans to be repaid by Employer contributions to the Trust and other permissible sources (such as dividends on Employer Stock).

The Plan will continue to provide benefits to eligible employees under certain conditions on their retirement, disability or other termination of employment, and for their beneficiaries in the event of death.

The Plan and its related Trust Agreement are intended to continue to meet the requirements of §§401(a), 501(a) and 4975(e)(7) of the Code and §407(d)(6) of ERISA.

i

	1.40	Limitation Year	14
	1.41	Loan Suspense Account	14
	1.42	Non-Highly Compensated Employee or NCE	15
	1.43	Non-Highly Compensated Participant	15
	1.44	Non-Key Employee	15
	1.45	Normal Retirement Age	15
	1.46	Participant	15
	1.47	Plan	15
	1.48	Plan Year	15
	1.49	Qualified Domestic Relations Order or QDRO	15
	1.50	Related Defined Contribution Plan	16
	1.51	Required Beginning Date	16
	1.52	Severance Date	17
	1.53	Spouse	17
	1.54	Suspense Account	17
	1.55	Treasury Regulations	17
	1.56	Trust or Trust Fund	17
	1.57	Trust Agreement	18
	1.58	Trustee	18
	1.59	Valuation Date	18
	1.60	Year of Service	18

II.	ELIGIBILITY		20
	2.1	Eligibility for Participation	20
	2.2	Commencement of Participation	20
	2.3	Cessation of Participation	20
	2.4	Re-Employment	20
	2.5	Change in Eligibility Status	21
	2.6	Committee’s Determination of Eligibility	21
	2.7	Modification of Eligibility Requirements	21
	2.8	Designation of Beneficiary	21

III.	CONTRIBUTIONS		24
	3.1	Employer Contributions	24
	3.2	No Participant Contributions	24
	3.3	Payment of Acquisition Loans	24
	3.4	Return of Employer Contributions	25

IV.	ALLOCATIONS		26
	4.1	Allocation of Employer Contributions	26
	4.2	Allocation of Financed Shares	26
	4.3	Dividends on Employer Stock	28
	4.4	Eligibility for Allocations	30
	4.5	Adjustment of Participant Accounts	30
	4.6	Prohibited Allocations	32
	4.7	Accounting for Allocations	32
	4.8	Valuation of Trust Fund	33

V.	CONTRIBUTION AND BENEFIT LIMITATIONS		34
	5.1	Incorporation of Code §415	34
	5.2	Contribution Limitations	34
	5.3	Correcting Excess	34
	5.4	Aggregation	34

VI.	VESTING OF BENEFITS		36
	6.1	100% Nonforfeitable Rights	36
	6.2	Graduated Nonforfeitable Rights	36
	6.3	Forfeitures	36
	6.4	Rehiring After Breaks-in-Service	38
	6.5	Amendment of Vesting Schedule	39
	6.6	Offset Against Benefits	40

VII.	PAYMENT OF BENEFITS		41
	7.1	Distribution to Participants	41
	7.2	Minimum Account Balances	42
	7.3	Required Minimum Distributions	43
	7.4	Unclaimed Account Procedure	46
	7.5	QDRO	47
	7.6	Loan Policy	47
	7.7	Direct Eligible Rollovers	47
	7.8	Non-Spouse Beneficiary Rollovers	50
	7.9	Different Classes of Stock	50

VIII.	PLAN ADMINISTRATION		51
	8.1	Named Fiduciaries	51
	8.2	Employer Responsibilities	52
	8.3	Trustee Responsibilities	53
	8.4	Appointment of Committee	53
	8.5	Committee Responsibilities	53
	8.6	Indemnification	56
	8.7	Claims Procedure	57
	8.8	Funding Policy	57
	8.9	Fiduciary Limitations	57
	8.10	Independent Fiduciary	57

IX.	INVESTMENTS		59
	9.1	In General	59
	9.2	Acquisition Loans	59
	9.3	Diversification	63
	9.4	Investment Funds	64
	9.5	Limited Special Election to Diversify	65
	9.6	Voting Employer Stock	65

X.	AMENDMENT AND TERMINATION		67
	10.1	Employer Right to Amend	67
	10.2	Mandatory Amendments	67

	10.3	Termination	68
	10.4	Employee Nonforfeitable Rights	70
	10.5	Transfer Between Affiliated Employers	70
	10.6	Adoption by Affiliated Employer	70
	10.7	Distribution on Termination	70

XI.	MISCELLANEOUS		71
	11.1	Participant’s Rights; Acquittance	71
	11.2	Spendthrift Clause	71
	11.3	Construction of Plan	71
	11.4	Legal Action	71
	11.5	Binding on All Parties	72
	11.6	Headings	72
	11.7	Severability of Provisions	72
	11.8	Merger or Consolidation	72
	11.9	Special Rules Relating to Veterans Reemployment Rights Under USERRA	72
	11.10	Special Rules Relating to Heart Act Provisions	72

XII.	TOP-HEAVY PLAN PROVISIONS		74
	12.1	Application	74
	12.2	Definitions	74
	12.3	Compensation Taken Into Account	79
	12.4	Minimum Allocation	79
	12.5	Modification of Top-Heavy Rules	80

I.             DEFINITIONS

The words and phrases in this Article I as used in the Plan will have the following meanings when capitalized.  Whenever required by the context of the Plan, masculine gender will include the feminine and the neuter, the singular will include the plural and the plural will include the singular.

1.1          Account(s).  Account(s) means any one or all, as applicable, of a Participant’s Employer Stock Account and ESOP Cash Account, as they apply to any Participant and as the context may require.  The Employer also may maintain such other accounts and subaccounts in the names of Participants or otherwise as the Employer deems necessary or advisable and may establish such nondiscriminatory rules and procedures relating to the maintenance, adjustment and liquidation of all Accounts as the Employer deems necessary or advisable.

1.2          Acquisition Loan.  Acquisition Loan means a loan (or other extension of credit), including the issuance of notes, a series of notes or other installment obligations incurred by the Trustee, used by the Trust to finance the acquisition of Employer Stock, which loan may constitute an extension of credit to the Trust from a party in interest (as defined in ERISA) or a disqualified person (as defined in the Code).  The terms of each Acquisition Loan will meet the applicable requirements of Treasury Regulations §§54.4975-11(a)(3)(i) and (ii) and 54.4975-7(b), including that (a) the loan bear a reasonable rate of interest, be for a definite period (as opposed to payable on demand) and be without recourse against the Plan and Trust Fund and (b) the only assets of the Plan given as collateral are Financed Shares purchased with the proceeds of that loan or the proceeds of a prior Acquisition Loan.

1.3          Affiliated Employer.  Affiliated Employer means, for any Plan Year, the Employer and any other employer (whether or not incorporated) which together with the Employer is (a) under common control or (b) a member of an affiliated service group, to the extent required by Code §§414(b), (c), (m), (n) and (o).

1.4          Alternate Payee.  Alternate Payee means a Participant’s (or former Participant’s) spouse, former spouse, child or other dependent who, in accordance with the terms of a Qualified Domestic Relations Order, has a right to receive all or a portion of the Account balances which would otherwise have been payable to such Participant.

1.5          Anniversary Date.  Anniversary Date means the last day of each Plan Year.

1.6          Annual Addition.  Annual Addition means, for any Participant for any Limitation Year, the total of amounts described in paragraph (a) allocated to a Participant’s Accounts under this Plan and any Related Defined Contribution Plan for a Plan Year, but excluding the amounts described in paragraph (b).

(a)           Inclusions.

(i)            His allocable share of Employer Contributions under this Plan and Employer contributions under any other defined contribution plan maintained by an Affiliated Employer;

(ii)           His after-tax contributions for the Plan Year under any qualified plan maintained by an Affiliated Employer;

(iii)          Contributions, if any, to his individual medical account, as defined in Code §415(l)(2), which is part of a pension or annuity plan;

(iv)          Contributions, if any, which are attributable to post-retirement medical benefits, allocated to the separate account of a Key Employee, as defined in Code §419A(d)(3), under a welfare benefit fund, as defined in Code §419(e);

(v)           Forfeitures, if any, allocable to the Participant for the Plan Year;

(vi)          His allocable share of non-elective Employer contributions under any simplified employee pension maintained by an Affiliated Employer; and

(vii)         His elective deferrals to any plan maintained by an Affiliated Employer, excluding catch-up contributions as defined in Code §414(v).

(b)           Exclusions.

(i)            Restorative payments allocated to his Account, which include payments made to restore losses to the Plan resulting from actions (or failure to take action) by a Plan fiduciary for which there is a reasonable risk of liability under Title I of ERISA or under other applicable federal or state law, where similarly situated Participants are similarly treated;

(ii)           Any “rollover contributions” or amounts transferred to the trustee of a plan of an Affiliated Employer from another qualified plan;

(iii)          Any amount repaid, or any non-vested, forfeited amount, whether or not restored, to his Account under Section 6.3 or similar provisions of any other defined contribution plan of an Affiliated Employer; and

(iv)          Any amounts described in Code §408(k)(6).

1.7          Beneficiary or Beneficiaries.  Beneficiary or Beneficiaries means the person or persons, designated under Section 2.8, to receive benefits under the Plan after the Participant’s death and in compliance with Code §401(a)(9), as amended, and Treasury Regulations under that Section, as in effect from time to time.

1.8          Break-in-Service.  Break-in-Service means a Plan Year during which a Participant or Employee, as applicable, has not completed more than 500 Hours of Service.

1.9          Code.  Code means the Internal Revenue Code of 1986, as amended from time to time.

1.10        Committee.  Committee means the administrative committee established under Article VIII of the Plan.

1.11        Compensation.

(a)           Solely for purposes of determining Compensation in applying the limit on Annual Additions and whenever a Code §414(s) definition is required, and subject to Sections 1.11(b) through (d), Compensation means compensation as defined in Code §415(c)(3) and consistent with Treasury Regulations §1.414(s)-1.

(b)           Plan Compensation.  Compensation for all purposes, other than those specified in Section 1.11(a) and subject to Sections 1.11(c) and (d), means the total of all amounts actually paid by the Employer during the Plan Year to a Participant, beginning as of the Participant’s Entry Date, as wages, salary, bonuses or commissions reported on his Federal Income Tax Withholding Statement (Form W-2), Wage and Tax Statement, or other equivalent or subsequent federal tax form, including amounts described in Section 1.11(b)(i) but excluding amounts described in Section 1.11(b)(ii).

(i)            Inclusions.

(A)          Amounts that are actually paid or would have been paid by the Employer but for a Participant’s elective salary reductions or salary deferrals that are not includible in income under Code §125, 132(f)(4), 402(e)(3), 402(h)(1)(B), 401(k), 402(k), 403(b), 408(k), 408(p)(2)(A)(i), or 457(b).

(B)          “Severance payments” made after “severance from employment,” both as defined below:

(1)           Severance Payments.  For purposes of this Section, “severance payments” means amounts paid after “severance from employment” for services during the Participant’s regular working hours,

or amounts paid for services outside the Participant’s regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar payments, provided such payment would have been made prior to a “severance from employment” if the Participant had continued in employment with the Employer and such amounts are paid by the later of 2½ months after the end of the Plan Year that follows, or the end of the Plan Year that includes, the date of the Participant’s “severance from employment.”

(2)           Severance from Employment.  For purposes of this Section, “severance from employment” means the date on which a Participant ceases to be an Employee of the Employer, and in the event of a change of employment, such former Participant’s new employer does not maintain the Plan with respect to him.  The determination of whether a Participant ceases to be an Employee of the Employer is based on all of the relevant facts and circumstances.

(C)          Amounts that are paid as restricted stock dividends.

(D)          Amounts related to reductions in a Participant’s home mortgage payments obtained through the Employer and reported as a taxable fringe benefit on the Participant’s Form W-2.

(B)          Amounts paid as a car allowance.

(ii)           Exclusions.

(A)          Employer contributions to a plan of deferred compensation that are not includible in the Participant’s gross income for the taxable year in which contributed.

(B)          Employer contributions under a simplified employee pension plan to the extent such contributions are deductible by the Participant.

(C)          Any distributions from an Employer plan of deferred compensation, whether actual or constructive.

(D)          Amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by the Participant either becomes freely transferable or is no longer subject to a substantial risk of forfeiture (i.e., vested).

(E)           Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option.

(F)           Other amounts that receive special tax benefits, or contributions made by the Employer (whether or not under a salary reduction agreement) towards the purchase of an annuity contract described in Code §403(b) (whether or not the contributions are actually excludible from the gross income of the Participant).

(G)          Taxable income for restricted stock vested during the year for which the allocation is made.

(H)          Imputed income for long term care premiums.

(I)            Imputed income for Employer owned life insurance.

(J)            Contributions to or distributions from any Employer incentive stock option plan.

(K)          Distributions of non-qualifying stock options.

(L)           Long term disability payments.

(M)         Third party sick pay.

(c)           Paid or Made Available.  A payment will be taken into account for a Limitation Year only if it is actually paid or made available to an Employee (or, if earlier, includible in the gross income of the Employee) within that Limitation Year.  For this purpose, Compensation is treated as paid on a date if it is actually paid on that date or would have been paid on that date but for an election under Code §125, 132(f)(4), 401(k), 403(b), 408(k), 408(p)(2)(A)(i) or 457(b).

(d)           Limitations on Compensation.  In addition to other applicable limitations set forth in the Plan and notwithstanding any other provision of the Plan to the contrary, the annual Compensation of each Participant taken into account under the Plan will not exceed $200,000, as adjusted for cost of living increases in accordance with Code §401(a)(17)(B).  The cost of living adjustment in effect for a calendar year applies to annual Compensation for the Plan Year that begins with or within such calendar year.  The limitations in effect for 2013 and 2014, as adjusted, are $255,000 and $260,000, respectively.

1.12        Determination Date.  Determination Date means the Anniversary Date immediately preceding the applicable Plan Year.

1.13        Disability.  Disability means a physical or mental condition which, in the written and certified opinion of one or more qualified physicians selected by or satisfactory to the Committee, has rendered a Participant incapable of performing his usual duties to the Employer in a satisfactory manner and which condition is reasonably expected to result in death or be of long, continued and indefinite duration.  The date of Disability for purposes of the Plan will mean the first day of the month coincident with or immediately following the 90th day after the physical or mental condition arises.

1.14        Dividends.  Dividends means dividends as described in Code §316.

1.15        Effective Date.  Effective Date means January 1, 2014, except as otherwise required by law or as specified in the provisions of the Plan, and subject to the caveat that the provisions required by the Pension Protection Act of 2006 (“PPA”), the Heroes Earnings Assistance and Relief Tax Act of 2008 (“HEART”), the Emergency Economic Stabilization Act of 2008 (“EESA”) and the Workers, Retiree and Employer Recovery Act of 2008 (“WRERA”) (referred to in the aggregate as “Acts”) are effective as of the dates required by the Acts.

1.16        Employee.

(a)           In General.  Subject to subsections (b) and (c) below, Employee means any individual who (i) is a common law employee of the Employer or of any Affiliated Employer which adopts the Plan and (ii) meets the conditions of a “regular” employee, as that term is defined by the Employer’s employment policies, which is determined without regard to age or Years of Service.

(b)           Exclusions.  Employee will not include any (i) individual providing services to the Employer who is included in a unit of employees covered by a collective bargaining agreement between employee representatives and the Employer where retirement benefits were the subject of good faith bargaining between those employee representatives and the Employer; (ii) non-resident alien, as that term is defined in the Code; (iii) individual treated as an independent contractor, even if subsequently found to be an employee of the Employer by the Internal Revenue Service or other government agency; or (iv) employee covered under an employment arrangement that specifically excludes him from participation in the Plan.

(c)           Special Rules.  Solely for purposes of, and only to the extent necessary for, meeting the requirements of Code §§410(b) and 414(b), (c), (m), (n) and (o), Employee includes a common law employee of any Affiliated Employer and a Leased Employee.

1.17        Employer.  Employer means (a) Bank of Marin, a wholly owned subsidiary of Bank of Marin Bancorp, a holding company formed under the laws of the State of California;

(b) any person, firm or corporation into which Bank of Marin or Bank of Marin Bancorp may be merged or consolidated or by which it may be succeeded and which may adopt the Plan; and (c) any Affiliated Employer which adopts the Plan.  Whenever the Employer is permitted or required to do or perform any act, it will be done and performed by the Board of Directors of the Employer.

1.18        Employer Contributions.  Employer Contributions means those amounts contributed to the Plan by the Employer, in its sole discretion, under Section 3.1, if any.

1.19        Employer Stock.  Employer Stock means shares of capital stock issued by Bank of Marin Bancorp, that are readily tradable on an established securities market, including all shares of capital stock of Bank of Marin that have been converted, one for one, into shares of Bank of Marin Bancorp.  Such shares will be (a) voting common stock, or preferred stock that is convertible at any time into voting common stock, that is readily tradable on an established securities market at a conversion price that, as of the date of the acquisition by the Plan, is reasonable, and (b) held under the Trust only if such shares meet the requirements of §407(d)(5) of ERISA and constitute “employer securities,” as defined in Code §409(l).

1.20        Employer Stock Account.  Employer Stock Account means the separate Account maintained for a Participant recording his allocable share of (a) Employer Contributions consisting of Employer Stock, (b) Forfeitures of Employer Stock, if any, and (c) adjustments made under Section 4.5.

1.21        Employer Stock Value.  Employer Stock Value means the value of Employer Stock quoted on the NASDAQ on the applicable Valuation Date.

1.22        Employment Date.  Employment Date means the date on which an Employee first completes an Hour of Service.  Employment Date also means the date on which an Employee completes an Hour of Service on or after his re-employment date.

1.23        Entry Date.  Entry Date means the January 1st, April 1st, July 1st and October 1st of each Plan Year.

1.24        ERISA.  ERISA means the Employee Retirement Income Security Act of 1974, as amended from time to time.

1.25        ESOP Cash Account.  ESOP Cash Account means the separate Account maintained for a Participant recording his allocable share of Employer Contributions consisting of (a) assets other than Employer Stock, (b) Forfeitures of such assets, if any, and (c) adjustments made under Section 4.5.

1.26        Financed Shares.  Financed Shares means shares of Employer Stock acquired by the Trust with the proceeds of an Acquisition Loan.

1.27        Five Percent Owner.  Five Percent Owner means any Employee or former Employee who, at any time during the Plan Year that includes the Determination Date, owns (or is considered as owning within the meaning of Code §318) more than 5% of the outstanding stock of the Employer or stock possessing more than 5% of the total combined voting power of all stock of the Employer.  In applying Code §318, §318(a)(2)(C) will be applied by substituting 5% for 50%.

1.28        Forfeiture.  Forfeiture means the portion of one or more of a Participant’s Accounts forfeited by him under Article VI.

1.29        Highly Compensated Employee or HCE.  Highly Compensated Employee or HCE means any Employee who:

(a)           Is or was a Five Percent Owner at any time during the Plan Year or preceding Plan Year (“look-back year”);

(b)           Received Compensation from the Employer for the look-back year in excess of $80,000 (as adjusted under Code §415(d)); or

(c)           Is a highly compensated former Employee based on the rules applicable to determining HCE status as in effect for that Plan Year, in accordance with Treasury Regulations §1.414(q)-1T, A-4.

1.30        Highly Compensated Participant.  Highly Compensated Participant means a Highly Compensated Employee who has met the eligibility and Entry Date requirements of Section 2.1.

1.31        Hour of Service.

(a)           Hour of Service means each hour for which an Employee is paid or entitled to payment, directly or indirectly, by the Employer, whether or not for the performance of duties, including payment for vacation, holiday, illness, layoff, jury duty, subpoenaed witness time, back pay, whether awarded or agreed to, or Leave of Absence.  Under this subsection (a), back pay will be determined without mitigation of damages.

(b)           No more than 501 hours will be credited to an Employee for or on account of any single continuous period during which the Employee performs no duties and an Employee will be entitled to no credit for payments made or due under a plan maintained solely to comply with applicable worker’s compensation, unemployment compensation or disability insurance laws or for payments made solely to reimburse an Employee for medical or medically-related expenses.

(c)           Except as specifically provided in this Section, the number of Hours of Service to be credited for periods during which an Employee performs no duties and the crediting of Hours of Service to specific Plan Years will be determined by the Committee under subsections (b) and (c), respectively, of Labor Regulations §2530.200b-2.

(d)           Each Employee will be credited with all Hours of Service with the Employer and as a Leased Employee on the same basis as if the Employer or leasing organization, as the case may be, was the Employer under this Section, except that the 501 Hours of Service limit under subsection (b) above will be determined on an aggregate basis for all such Employees.

(e)           Solely for purposes of determining whether a Break-in-Service has occurred in determining a Participant’s eligibility to participate under Article II and nonforfeitable rights to benefits under Article VI, an Employee who is absent from work for maternity or paternity reasons will receive credit for the Hours of Service which would otherwise have been credited to him but for that absence, or if those hours cannot be determined, eight hours per day.  For purposes of this subsection, an absence from work for maternity or paternity reasons means an absence by reason of (i) the pregnancy of the Employee, (ii) the birth of a child of the Employee, (iii) the placement of a child with the Employee in connection with the Employee’s adoption of that child, or (iv) for purposes of caring for that child for a period beginning immediately after birth or placement.  The Hours of Service credited under this subsection will be credited, as applicable, (A) in the Plan Year in which the absence begins if the crediting is necessary to prevent a Break-in-Service in that Plan Year, (B) in the following Plan Year, (C) in the applicable computation period in which the absence begins if the crediting is necessary to prevent a Break-in-Service in that computation period, or (D) in the following computation period.

(f)            To the extent required by Code §§414(b), (c), (m), (n) and (o), Hours of Service will be credited for employment with Affiliated Employers.

1.32        Immediately Distributable.  Immediately Distributable means a benefit, all or any portion of which a Participant (or surviving Beneficiary) is eligible to receive before the Participant attains (or would have attained, if not deceased) the Participant’s Normal Retirement Age or age 62, whichever is later.

1.33        Inactive Participant.  Inactive Participant means any Employee or former Employee who ceases to be a Participant as described in Section 2.3 but for whom one or more Accounts continue to be maintained on his behalf under the Plan.

1.34        Investment Income.  Investment Income means income resulting from the temporary investment of Employer Contributions in cash, cash Dividends or any other gains or losses other than on Employer Stock.

1.35        Investment Manager.  Investment Manager means the person or persons, if any, which have been designated by the Employer under Article VIII to manage the assets of the Trust Fund.

1.36        Key Employee.  Key Employee means any Employee or former Employee (including any deceased Employee) who (a) at any time during the Plan Year that includes the Determination Date, was an officer of the Employer having annual Compensation greater than $130,000 (as adjusted under Code §416(i)(1)), (b) a Five Percent Owner of the Employer, or

(c) a one-percent owner of the Employer having annual Compensation exceeding $150,000.  The determination of who is a Key Employee will be made in accordance with Code §416(i)(1) and applicable Treasury Regulations and other guidance of general applicability issued thereunder.  Key Employee also includes any beneficiary, as defined under Code §416(i)(5), of a Key Employee.

1.37        Leased Employee.

(a)           In General.  Subject to Section 1.37(b), Leased Employee means any person (other than an Employee) who pursuant to an agreement between the Employer and any other person (“leasing organization”) has performed services for the Employer (or for the Employer and related persons determined in accordance with Code §414(n)(6)) on a substantially full-time basis for a period of at least one year, and such services are performed under primary direction or control of the Employer.  Contributions or benefits provided to a Leased Employee by the leasing organization which are attributable to services performed for the Employer will be treated as provided by the Employer.

(b)           Exclusions.  A Leased Employee will not be considered an Employee of the Employer if: (i) such employee is covered by a money purchase pension plan providing (A) a nonintegrated employer contribution rate of at least 10% of Compensation, as defined in Code §415(c)(3) and Treasury Regulations §1.415-2(d)(1), but including amounts contributed under a salary reduction agreement which are excludable from the employee’s gross income under Code §125, §402(e)(3), §402(h) or §403(b), (B) immediate participation, and (C) full and immediate vesting; and (ii)

Leased Employees do not constitute more than 20% of the Employer’s nonhighly compensated workforce, within the meaning of Code §414(n)(5)(C)(ii).

1.38        Leave of Absence.  Leave of Absence means any leave of absence granted by the Employer to a Participant in writing, provided the leave of absence is granted for one or more of the following purposes:

(a)           Service in the Armed Forces during which the Employee’s employment rights are protected by law;

(b)           Educational experience as deemed by the Employer to be in the best interests of the Employer;

(c)           Serious illness of an Employee or members of his immediate family; or

(d)           Temporary disability.

Leaves of Absence, other than absence due to service in the U.S. Armed Forces, will not continue for more than two years and will be granted on a uniform and non-discriminatory basis.

1.39        Life Expectancy.  Life Expectancy means the actuarial number of years that an individual has to live.  Life Expectancy and Joint and Last Survivor Expectancy will be determined by using the applicable tables specified under Code §401(a)(9) and applicable Treasury Regulations issued thereunder.

1.40        Limitation Year.  Limitation Year, as that term is defined in Treasury Regulations §1.415-2(b), means the Plan Year for all purposes under the Plan.

1.41        Loan Suspense Account.  Loan Suspense Account means an account held in the Trust to reflect (a) the Financed Shares acquired by the Trustee with the proceeds of an Acquisition Loan, if any, prior to the transfer of such Financed Shares to the Employer Stock Accounts of Participants, (b) any cash Dividends attributable to such shares or transferred to the Loan Suspense Account and (c) any Investment Income attributable to such Dividends.

1.42        Non-Highly Compensated Employee or NCE.  Non-Highly Compensated Employee or NCE means an Employee who is not a Highly Compensated Employee.

1.43        Non-Highly Compensated Participant.  Non-Highly Compensated Participant means a Non-Highly Compensated Employee who has met the age, eligibility and Entry Date requirements of Section 2.1.

1.44        Non-Key Employee.  Non-Key Employee means any Employee who is not a Key Employee.

1.45        Normal Retirement Age.  Normal Retirement Age means the later of (a) the date the Participant reaches age 59½ or (b) the Participant’s fifth anniversary of his Entry Date.

1.46        Participant.  Participant means an Employee who has met the age, service and Entry Date requirements of Article II.  Participant will include an Inactive Participant except for purposes of the right to receive Employer Contributions or as otherwise provided in the specific provisions of the Plan.  Participant also will not include any Beneficiary or Alternate Payee unless otherwise required by applicable law.

1.47        Plan.  Plan means the Bank of Marin Employee Stock Ownership Plan, a tax-qualified ESOP, as described in Code §4975(e)(7) and ERISA §407(d)(6), as amended from time to time.

1.48        Plan Year.  Plan Year means the 12-month period beginning on January 1st and ending the following December 31st.

1.49        Qualified Domestic Relations Order or QDRO.  Qualified Domestic Relations Order or QDRO means any judgment, decree or order (‘Order’) (including approval of a property settlement agreement) which (a) relates to the provision of child support, alimony payments, or marital property rights to an Alternate Payee, (b) is made pursuant to a state domestic relations law (including a community property law), (c) creates or recognizes the existence of an Alternate Payee’s right, or assigns to an Alternate Payee the right, to receive all or a portion of the benefits payable with respect to a Participant under the Plan, and (d) otherwise meets the requirements for a qualified domestic relations order under Code §414(p) and §206(d) of ERISA.  An Order that otherwise satisfies the requirements for a QDRO will not fail to be a QDRO: (i) solely because the Order is issued after, or revises, another Order or QDRO or (ii) solely because of the time at which the Order is issued, including issuance after the Participant’s Severance Date.

1.50        Related Defined Contribution Plan.  Related Defined Contribution Plan means any defined contribution plan, as defined in Code §414(i), maintained by the Employer or an Affiliated Employer.

1.51        Required Beginning Date.  Required Beginning Date means April 1st of the calendar year following the later of the calendar year in which the Participant (a) attains age 70½ or (b) retires, provided, however, that clause (b) of this Section 1.51 will not apply in the case of a Participant who is a Five Percent Owner; and further provided that clause (b) of this Section 1.51 will apply only if an eligible Participant elects to defer distributions as set forth in Section 1.51(b).

(a)           Five Percent Owner.  For purposes of this Section, a Participant will be considered a Five Percent Owner only if he meets the definition of Section 1.27 at any time during the Plan Year in which he reaches age 70½; once distributions have begun to a Five Percent Owner under this Section, they must continue even if the Participant ceases to be a Five Percent Owner in a subsequent year.

(b)           Election to Defer.  Any election by an eligible Participant to defer distribution beyond age 70½ to retirement must be made by April 1st of the calendar year following the year in which such Participant reached age 70½ (or by December 31, 1997 in the case of a Participant who reached age 70½ in 1996).  If no election is made, the Participant will begin receiving distributions by April 1st of the calendar year following the year in which he reaches age 70½ (or by December 31, 1997 in the case of a Participant who reached age 70½ in 1996).

(c)           Election to Suspend Distribution.  A Participant who is not a Five Percent Owner who reached age 70½ in years prior to 1997 may elect to stop distributions and have them begin again by April 1st of the calendar year following the year in which he retires.  There will be no new distribution starting date on the recommencement of distributions.

1.52        Severance Date.  Severance Date means the Participant’s date of death, date of Disability or the first day of the month coincident with or immediately following the date on which an Employee’s employment with the Employer terminates for any other reason.  Severance Date means the first to occur of the above-listed events.

1.53        Spouse.  Effective June 26, 2013, Spouse, including references to (a) “spouse,” (b) “husband and wife,” (c) “husband” and (d) “wife” means the person who is of the same or opposite sex of the Participant to whom the Participant is married on the earlier of (a) the date distributions begin or (b) the date of the Participant’s death, provided that in the case of a same-sex marriage, the Participant and spouse must be lawfully married in a state whose laws authorize the marriage of two individuals of the same sex, regardless of whether the married couple is domiciled in a state that does not recognize the validity of same sex marriage.

1.54        Suspense Account.  Suspense Account means the account maintained under the Plan to hold Annual Additions described under Section 5.3(a) that cannot be allocated to Participant Accounts.

1.55        Treasury Regulations.  Treasury Regulations means administrative guidance promulgated by the Internal Revenue Service and U.S. Treasury Department in the form of regulations, whether final, temporary or proposed.

1.56        Trust or Trust Fund.  Trust or Trust Fund means all Employer Stock, cash, cash Dividends, securities and other property held in trust under the Trust Agreement.

1.57        Trust Agreement.  Trust Agreement means the agreement between the Employer and Trustee for the Trust Fund.

1.58        Trustee.  Trustee means the trustee or trustees as set forth in the Trust Agreement or any successor trustee or trustees.

1.59        Valuation Date.   Valuation Date means the date on which Trust assets are valued at fair market value which will occur (a) at least each Anniversary Date, (b) more frequently, as may be provided by a particular investment option provided under the Plan, and (c) any other date designated by the Committee, under extraordinary circumstances and in its sole discretion, under a method that does not discriminate in favor of HCEs and is consistently followed and uniformly applied.

1.60        Year of Service.  Year of Service means an Employee’s or Participant’s period of service with the Employer determined in accordance with the following rules:

(a)           Vesting.  For purposes of vesting under Section 6.2, a Participant will be credited with a Year of Service for each Plan Year during which he completes at least 1,000 Hours of Service.

(b)           Breaks-in-Service.  If any former Participant is re-employed after a one-year Break-in-Service has occurred, a Year of Service will include a Year of Service prior to any one-year Break-in-Service, subject to the following conditions:

(i)            If a former Participant has a one-year Break-in-Service, his pre-Break and post-Break service will be used for computing Years of Service for vesting purposes only after he has been employed for one Year of Service following his re-employment with the Employer;

(ii)           Any former Participant who under the Plan does not have any nonforfeitable right to his Accounts will lose credit for years of Service otherwise allowable under (i) above if his consecutive one-year Breaks-in-Service equal or exceed the greater of (A)

five or (B) the aggregate number of his pre-Break Years of Service; and

(iii)          After five consecutive one-year Breaks-in-Service, a former Participant’s vested balance in his Accounts attributable to pre-Break service will not be increased as a result of post-Break service.

(c)           Equivalencies.  In any Plan Year beginning prior to January 1, 2010 in which an Employee is on Leave of Absence without pay, he will be credited with 45 Hours of Service for each calendar month during which he is on Leave of Absence without pay.

(d)           Special Rules.  Notwithstanding any contrary provisions in this Section, an Employee will be credited with a Year of Service (or such lesser period of service required for purposes of vesting under Section 6.2) for (i) all service with all Affiliated Employers, except as specifically excluded under this Section, (ii) Hours of Service during which a Participant is on a paid Leave of Absence, and (iii) all service for which credit is otherwise required by law.

II.            ELIGIBILITY

2.1          Eligibility for Participation.

(a)           General Rule.  Except as provided in Sections 2.1(b) and (c), each Employee will become a Participant in the Plan as of the Entry Date concurrent with or immediately following the later of the date on which he (i) reaches age 18 and (ii) completes 90 days of service beginning with his Employment Date, provided he is an Employee on that Entry Date, and further provided that in no event will an Employee become a Participant later than the time prescribed by Code §410(a)(1)(A).

(b)           Current Participants.  Each Employee who was a Participant in the Plan on the Effective Date will continue to be a Participant in the Plan provided he otherwise meets the conditions for participation.

(c)           Exclusions.  Leased Employees will be ineligible to participate in the Plan.

2.2          Commencement of Participation.  The Committee will notify each Employee of his eligibility to participate and of the Plan terms as soon as practical after he becomes eligible.  Each Participant will provide any data reasonably required by the Committee, and be deemed to assent to all provisions of, and amendments to, the Plan.

2.3          Cessation of Participation.  A Participant will cease to be a Participant on his Severance Date or as of the first day of the Plan Year in which he incurs a Break-in-Service, whichever is earlier.

2.4          Re-Employment.  If an Employee has a Severance Date before becoming a Participant but is re-employed before incurring a One-Year Break in Service, his eligibility service completed before his Severance Date will not be disregarded.  If an Employee has a Severance Date, but has already met the eligibility requirements of Section 2.1, that Employee will begin participation as of his new Employment Date.

2.5          Change in Eligibility Status.  If a Participant ceases to be an eligible Employee, he will become ineligible to participate in the Plan as of the date on which he is no longer an eligible Employee.  During the period such former Participant is not an eligible Employee, his Accounts will continue to share in the earnings, losses, appreciation or depreciation of the Trust Fund and he will receive credit for Years of Service in accordance with Article VI and applicable law.  Such former Participant will again become a Participant immediately upon returning to an eligible class of Employees.  If an ineligible Employee who was not a Participant becomes an eligible Employee, he will participate immediately upon the later of (a) becoming an eligible Employee or (b) satisfying the Plan’s age, service and Entry Date requirements under Section 2.1.

2.6          Committee’s Determination of Eligibility.  Any question as to the eligibility of any Employee under the Plan will be determined by the Committee, in its sole discretion, and its determination will be conclusive for all purposes.

2.7          Modification of Eligibility Requirements.  The eligibility requirements of this Article II may be modified to the extent necessary to ensure the Plan’s compliance with the requirements of Code §401(a)(4) or 410(b), or both.  Any modifications will be subject to such other rules and conditions as the Committee, in its sole discretion, deems necessary or appropriate.

2.8          Designation of Beneficiary.

(a)           In General.  A Participant may designate a Beneficiary or Beneficiaries and successor Beneficiary or Beneficiaries to receive benefits under the Plan in the event of the Participant’s death and may change any designation from time to time.  Each designation and change of designation will be made in writing on a form provided by and filed with the Committee, and any change will revoke all prior designations by the Participant.  In the alternative, designations may be made online, if available and offered by the Employer.  The Participant may designate one or more primary Beneficiaries and one or more contingent Beneficiaries.

(b)           Spousal Consent.  If a married Participant designates a primary Beneficiary other than the Participant’s Spouse, then that designation will not be effective unless (i) the Spouse consents to that designation in writing, (ii) the election designates a specific Beneficiary as well as the form of benefit, which may not be changed without consent of the Spouse (or the Spouse’s consent expressly permits designations by the Participant without any requirement of further consent by the Spouse), and (iii) the Spouse’s consent acknowledges the effect of the election and is witnessed by a Plan representative or a notary public.

(c)           Deemed Designation.  If no Beneficiary is designated, or if no Beneficiary designated by the Participant survives him, the Participant will be deemed to have designated as Beneficiaries the first of the following who survives him: (i) the Participant’s Spouse, (ii) the Participant’s spouse or domestic partner who does not meet the requirements of Section 1.53, (iii) the Participant’s children (including adopted children) in equal shares or (iv) the legal representative of the estate of the deceased Participant.  Neither the Employer nor the Trust Fund will be named as Beneficiary.

(d)           Contingent Beneficiaries.  If a primary Beneficiary dies while receiving benefits under the Plan, the remaining benefits payable, if any, will continue to be paid first to any other surviving primary Beneficiary, next to any contingent Beneficiary designated by the Participant, or, if no person was so named, then to a person designated by the Beneficiary of the deceased Participant to receive the remaining benefits.  If no designated person is named or living, then the remaining benefits, if any, will be payable in accordance with the first to survive the Participant as set forth in subsection (c) of this Section.

(e)           Effective Date of Designation.  When the Committee receives a Beneficiary designation, the designation will become effective as of the date the designation was signed whether or not the Participant is living at the time the designation is received.

(f)            Liability.  Neither the Employer, the Committee nor the Trustee will have any liability for any payment authorized by the Committee in accordance with the most recent valid Beneficiary designation of the Participant in its possession before receipt of a more recent and valid Beneficiary designation.

(g)           Designating a Trust.  A Participant may designate a trust as Beneficiary provided the trust requirements of Treasury Regulations §1.401(a)(9)-4, Q&A 5 are met.

(h)           Incorporating Attachments.  Subject to Committee approval, a Beneficiary designation may incorporate one or more attachments to the form of designation provided by the Committee.

III.                              CONTRIBUTIONS

3.1                               Employer Contributions.  For each Plan Year, the Employer may make a discretionary contribution to the Plan, as of the end of such Plan Year, in such amount as the Employer may determine in its sole and absolute discretion or it may make no discretionary contributions.  Any Employer Contributions will be credited to the Plan as of the close of the Plan Year designated by the Employer even if paid to the Trustee at an earlier or later date.  Employer Contributions may be paid in cash or Employer Stock, as determined by the Employer or as provided in Section 3.3.  Employer Contributions paid in the form of Employer Stock will be based on Employer Stock Value on the date issued to the Trust.  All Employer Contributions will be paid not later than the time prescribed by law for doing so.

3.2                               No Participant Contributions.  No contributions to the Plan, including rollover contributions, will be permitted by Employees or Participants.

3.3                               Payment of Acquisition Loans.  For each Plan Year during which an Acquisition Loan is outstanding, the Trustee will use any Employer Contributions made for such Plan Year under Section 3.1 to make principal and interest payments then due on the Acquisition Loan or Loans outstanding at the end of such Plan Year.  Each such payment by the Trustee will release shares of Employer Stock from the Loan Suspense Account of the Trust.  Except as provided in Section 9.2(f), Employer Stock that is so released will be allocated to the Employer Stock Accounts of Participants as provided in Section 4.1.  If no Acquisition Loan is outstanding at the end of a Plan Year, the Trustee will invest the contributions made for such Plan Year as directed by the Committee, in accordance with the applicable provisions of Article IX.

3.4                               Return of Employer Contributions.

(a)                                 Mistake of Fact.  Employer Contributions may, in the sole discretion of the Employer, be returned to the Employer if and to the extent made because of a reasonable mistake as to the facts and circumstances existing at the time the Contribution was made.

(b)                                 Nondeductible.  To the extent that a federal income tax deduction is disallowed for any Employer Contributions, the Trustee will refund to the Employer the disallowed amount on demand by the Employer.

(c)                                  Conditions.  Any return of a contribution described in Section 3.4(a) or (b) must:

(i)                                     Be made within one year, or such longer period permitted by the pension laws, after (A) the date the mistaken contribution was made or (B) the date the deduction was disallowed;

(ii)                                  Not include income (as determined under Section 4.5) attributable to the returned amount;

(iii)                               Be reduced by any loss (as determined under Section 4.5) attributable to any returned amounts; and

(iv)                              Be limited so as to avoid causing the balance in any Participant’s Accounts to be reduced to an amount that is less than the balance would have been had the mistaken or nondeductible contribution not been made.

For purposes of this Section, a mistaken contribution or a contribution made in excess of the amount deductible by the Employer will include a contribution made during the Plan Year for a Participant that cannot be allocated to a Participant under Section 4.4 because the Participant failed to complete 500 Hours of Service during, or was not an Employee on the last day of, that Plan Year.

IV.                               ALLOCATIONS

4.1                               Allocation of Employer Contributions.  The Committee will set up and maintain a separate Employer Stock Account and ESOP Cash Account, as applicable, for each Participant in the Plan.  As of each Anniversary Date, the Committee will credit to the Participant’s Employer Stock Account his share of Employer Contributions paid in Employer Stock, any Forfeitures of Employer Stock, and all Financed Shares released from the Loan Suspense Account (including fractional shares) purchased and paid for by the Trust, and will credit to the Participant’s ESOP Cash Account his share of Employer Contributions paid in cash.  For purposes of this Section 4.1, all such allocations will be referred to in the aggregate as Employer Contributions.  Cash Dividends will be allocated to Participant Accounts or distributed, as set forth in Section 4.3.  At all times, cash in all Participants’ ESOP Cash Accounts may be used to purchase Employer Stock from any source.  All Employer Contributions will be allocated to each Participant in the proportion that each such Participant’s Compensation bears to the aggregate Compensation of all Participants.

4.2                               Allocation of Financed Shares.

(a)                                 Release of Shares.  Any Financed Shares acquired by the Trust initially will be credited to the Loan Suspense Account and allocated to Participant Employer Stock Accounts only as payments on the Acquisition Loan are made by the Trust.  As of each Valuation Date, Financed Shares that are released from the Loan Suspense Account in accordance with Section 3.3, will be credited to the Employer Stock Account of each Participant in accordance with the allocation provisions of Section 4.1.  The number of Financed Shares to be released from the Loan Suspense Account for allocation to a Participant’s Employer Stock Account for each Plan Year will be determined by the Committee, as directed by the Employer and will be subject to the following minimum requirement: by multiplying the number of Financed Shares held in the Loan Suspense Account immediately before the release for the current Plan Year by a fraction, the numerator of which is the amount of principal and interest paid on the Acquisition Loan for that Plan Year and the denominator of which is the sum of the numerator plus the total payments of principal and interest on that Acquisition Loan projected to be paid for all future Plan Years.  For this purpose, the interest to be paid or accrued in future years will be computed by using the interest rate in effect as of the current Valuation Date.

The Committee may elect (as to each Acquisition Loan), or the provisions of the Acquisition Loan may provide for, the release of Financed Shares from the Loan Suspense Account based solely on the ratio that the payments of principal for each Plan Year bears to the total principal amount of the Acquisition Loan.  This method may be used only to the extent that (i) the Acquisition Loan provides for annual payments of principal and interest at a cumulative rate that is not less rapid at any time than level annual payments of such amounts for ten years,

(ii) interest included in any payment on the Acquisition Loan is disregarded only to the extent that it would be determined to be interest under standard loan amortization tables and (iii) the entire duration of the Acquisition Loan repayment period does not exceed ten years, even in the event of a renewal, extension or refinancing of the Acquisition Loan.

(b)                                 Allocation of Shares.  In each Plan Year in which Trust assets are applied to make payments on an Acquisition Loan, the Financed Shares released from the Loan Suspense Account in accordance with the provisions of this Section will be allocated among the Employer Stock Accounts of Participants in the manner determined by the Committee based on the source of funds (Employer Contributions, earnings attributable to such Employer Contributions and cash Dividends, if any, on Financed Shares allocated to Participants’ Employer Stock Accounts or cash Dividends on Financed Shares, if any, credited to the Loan Suspense Account) used to make the payments on the Acquisition Loan.

(c)                                  Proceeds from Sale or Liquidation.

(i)                                     Proceeds with respect to Employer Stock allocated to Employer Stock Accounts as a result of sale or redemption of Employer Stock or of distributions from liquidation of the Employer resulting from sale or other disposition of substantially all of the Employer’s assets will be allocated in the Plan Year in which such proceeds are received by the Trust.

(ii)                                  Proceeds with respect to Employer Stock held in the Loan Suspense Account as a result of sale or redemption of Employer Stock or of distributions from liquidation of the Employer resulting from sale or other disposition of substantially all of the Employer’s assets will be applied first to repayment of any outstanding Acquisition Loan with respect to such Employer Stock in the Plan Year in which such proceeds are received by the Trust, and any remaining proceeds will be allocated in the Plan Year received by the Trust to the Participants’ Accounts pro rata based on the Participant’s Employer Stock Account balances.

4.3                               Dividends on Employer Stock.

(a)                                 Payment of Cash Dividends.  If the Employer pays cash Dividends with respect to Employer Stock held by the Plan, such cash Dividends either will be (i) paid in accordance with an election described in Section 4.3(b) or (ii) used to make payments on an Acquisition Loan; provided, however that if cash Dividends on Financed Shares are used to make payments on an Acquisition Loan, Financed Shares (representing that portion of such payments and the Employer Stock Value of which is at least equal to the amount of such cash Dividends) released from the Loan Suspense Account will be allocated to the appropriate Qualifying Participant’s Employer Stock Account for the Plan Year which, but for this subsection (a), would have been allocated to such Qualifying Participant.

(b)                                 Dividend Options.  Each Participant, Inactive Participant and Beneficiary of a deceased Participant (‘Qualifying Participant’) will have the right to elect among the following options with respect to the disposition of cash Dividends described in Section 4.3(a), other than cash Dividends used to make payments on an Acquisition Loan:

(i)                                     Receive a cash payment as soon as practical;

(ii)                                  Have the cash Dividends paid to the Plan and then distributed to him in cash not later than 90 days after the close of the Plan Year in which paid; or

(iii)                               Have the cash Dividends paid to his ESOP Cash Account and reinvested in Employer Stock.

(c)                                  Election by Qualifying Participant.  An election described in Section 4.3(b) must comply with the following requirements:

(i)                                     The Qualifying Participant is given a reasonable period during which to make an election that is irrevocable, subject to paragraph (ii), below;

(ii)                                  The Qualifying Participant has a reasonable opportunity to change a cash Dividend election at least annually;

(iii)                               If there is a change in the rules under this Section 4.3, the Qualifying Participant is given a reasonable opportunity to make an election under the new Plan terms prior to the date on which the first cash Dividend subject to the new rules is paid or distributed; and

(iv)                              If the Qualifying Participant fails to make an affirmative election, the Employer will reinvest such cash Dividends in Employer Stock and allocate that Stock to such Qualifying Participant’s Employer Stock Account.

(d)                                 Exceptions to Other Plan Provisions.  Notwithstanding any Plan provision to the contrary, the following rules will apply for purposes of this Section 4.3:

(i)                                     Early Distribution.  Cash Dividends that are distributed to a Qualifying Participant at his election under this Section 4.3 will not be subject to the early distribution tax under Code §72.

(ii)                                  Annual Additions.  Cash Dividends that are paid or reinvested under this

Section 4.3 will not constitute Annual Additions.

(iii)                               Vesting.  Notwithstanding Section 6.2, a Qualifying Participant will be immediately 100% vested in cash Dividends that are subject to his election under this Section 4.3.

(e)                                  Compliance with Code §404(k).  This Section 4.3 will be operated in accordance with, and incorporate the relevant provisions of, Code §404(k) and applicable Treasury Regulations.

4.4                               Eligibility for Allocations.

(a)                                 General Rule.  A Participant will be eligible to share in the allocation of Employer Contributions and Forfeitures, if any, for any Plan Year only if he has completed at least 500 Hours of Service as of, and is an Employee on, the Anniversary Date of the Plan Year for which Employer Contributions are made.

(b)                                 Special Rule.  Notwithstanding Section 4.4(a), if by application of that Section, the Plan would otherwise fail to meet the requirements of Code §410(b), then the group of Participants eligible to receive an allocation of Employer Contributions and Forfeitures, if any, will be expanded to include first the minimum number of Participants who did not meet the 500 Hour of Service requirement but would otherwise be eligible to share in Employer Contributions and Forfeitures, if any, for that Plan Year, and second, the minimum number of Participants who were not employed on the last day of the applicable Plan Year, as necessary to satisfy the applicable test.  The specific Participants who will be eligible to share in the allocation will be first the Employee with the longest length of service and continuing with the next highest length of service until the applicable test has been met.

4.5                               Adjustment of Participant Accounts.  Participant Accounts will be adjusted in accordance with subsections (a) and (b), below.

(a)                                 Appreciation, Depreciation, Gains and Losses.  As of each Valuation Date, before the allocation of any Employer Contributions for the Plan Year ending on such Valuation Date, any appreciation, depreciation, income, gains or losses in the fair market value of all ESOP Cash Accounts will be allocated among and credited to the ESOP Cash Accounts of Participants, pro rata, according to the balance of each Participant’s ESOP Cash Account as of the immediately preceding Valuation Date, reduced in each case by the amount of any charge to such Participant’s ESOP Cash Account since the next preceding Valuation Date.  Any gain or loss realized by the Trustee on the sale of Employer Stock credited to Employer Stock Accounts will be allocated to each Participant’s ESOP Cash Accounts, pro rata, according to the balance of each Participant’s ESOP Cash Account, as of the next preceding Valuation Date.

(b)                                 Administrative Costs and Expenses.  The reasonable costs and expenses of the Plan, including but not limited to reasonable attorney’s fees, administrative fees, investment advisory fees, and annual fees and transaction costs reasonably incurred or charged by the Trustee, will be allocated among Participants’ Accounts, unless or to the extent the Employer, in its sole and absolute discretion, makes such payment.  The allocation of such costs and expenses will be made pro-rata based on each Participant’s Account balances or, as determined by the Committee in a manner that is nondiscriminatory and reasonable under the circumstances.  Effective as of January 1, 2005, the costs and expenses of the Plan may instead be allocated, in the sole and absolute discretion of the Employer, solely among the Accounts of Participants who have terminated employment with the Employer, based on their proportionate share of those costs and expenses.  The allocation of such costs and expenses will be based on the proportion that the Account balances of each such terminated Employee bears to the Account balances of all such terminated Employees or as determined by the Committee in a manner that is nondiscriminatory and reasonable under the circumstances, provided, however, that any allocation among terminated Employees will apply to costs and expenses attributable solely to those terminated Employees.

4.6                               Prohibited Allocations.  Notwithstanding any provision in the Plan to the contrary, if shares of Employer Stock are sold to the Plan by a shareholder in a transaction for which special tax treatment is elected by such shareholder (or his representative) pursuant to Code §1042, no allocation of such shares may be made to the Employer Stock Accounts of

(a) any person who owns (after the application of Code §318(a)) more than 25 percent of any class of the outstanding securities of any Affiliated Employer or (b) any person who sold shares to the Plan, and any person who is related to such shareholder (within the meaning of Code §267(b)), but excluding lineal descendants of such shareholder as long as no more than 5 percent of the aggregate amount of all Employer Stock sold by such shareholder or any other relative of the lineal descendant in a transaction to which Code §1042 applies is allocated to lineal descendants of such shareholder during the Nonallocation Period.  Further, no other allocations of Employer Contributions may be made to the Accounts of such persons unless additional allocations are made to other Participants, in accordance with the provisions of Code §§401(a) and 410.  The term “Nonallocation Period” means the period beginning on the date of sale and ending on the later of ten years after the date of sale or the date of the allocation attributable to the final payment on the Acquisition Loan incurred with respect to the sale.

4.7                               Accounting for Allocations.  The Committee will maintain adequate records of the aggregate cost basis of Employer Stock allocated to each Participant’s Employer Stock Account.  The Committee also will keep separate records of Financed Shares and of Employer Contributions (and any earnings thereon) made for the purpose of enabling the Trust to repay any Acquisition Loan.  From time to time, the Committee may modify the accounting procedures for the purpose of achieving equitable and nondiscriminatory allocations among the Accounts of Participants in accordance with the objectives of the Plan, the provisions of this Section and the requirements of the Code and ERISA.

4.8                               Valuation of Trust Fund.  A valuation of the Trust Fund will be made as of the last day of each Plan Year and as of such other dates selected by the Trustee; provided, however, that in the case of a transaction between the Plan and a disqualified person, a valuation of the Trust Fund will be made as of the date of the transaction.  If a valuation would otherwise occur on a Saturday, Sunday, or Employer holiday, the valuation will be as of the preceding business day.  For purposes of each such valuation, the assets of the Trust Fund will be valued at their respective current fair market values, and the amount of any obligations for which the Trust Fund may be liable, as shown on the books of the Trustee, will be deducted from the total value of the assets.  All valuations of Employer Stock with respect to activities carried on by the Plan will be made by reference to the Employer Stock’s value on an established securities market (if such stock is readily tradable on such securities market); provided, however, if Employer Stock is not then readily tradable on an established securities market, such valuation will be made by an independent appraiser meeting requirements similar to the requirements of Treasury Regulations under Code §170(a)(1).

V.                                    CONTRIBUTION AND BENEFIT LIMITATIONS

5.1                               Incorporation of Code §415.  For purposes of this Article V, the provisions of Code §415 are incorporated by reference, to the extent not expressly stated below.  It is intended that in complying with the Annual Addition requirements of Code §415, a Participant’s benefits under this Plan will be limited only after the Participant’s benefits under any other Related Defined Contribution Plan are limited.

5.2                               Contribution Limitations.  The Annual Addition to a Participant’s Accounts for any Plan Year will not exceed the lesser of $40,000 (as adjusted for increases in the cost of living under Code §415(d)), or 100% of the Participant’s Compensation for that Plan Year.

5.3                               Correcting Excess.  If a Participant’s Annual Addition exceeds the limitation described at Section 5.2, the excess will be corrected in the manner described at Section 5.3(a) or (b), below, as applicable.

(a)                                 Limitation Years Beginning Before July 1, 2007.  For Limitation Years beginning before July 1, 2007, the terms of the Plan as in effect for those periods will be followed with respect to the correction of excess Annual Additions.

(b)                                 Limitation Years Beginning On and After July 1, 2007.  For Limitation Years beginning on and after July 1, 2007, any Participant’s excess Annual Additions may be corrected in accordance with the requirements of the EPCRS program for which it is eligible.  In the event of termination of the Plan, any Suspense Account permitted under EPCRS will revert to the Employer to the extent it may not then be allocated to any Participant’s Account.

5.4                               Aggregation.  For purposes of this Article V, all Related Defined Contribution Plans (including voluntary employee contribution accounts in a defined benefit plan and Key Employee accounts under a welfare benefit plan described in Code §419 as well as Employer contributions allocated to an individual retirement account) and simplified employee pension plans of the Employer, whether or not terminated, will be treated as one defined contribution plan for purposes of the limitations under Code §415(c).  For purposes of applying the limitations of Code §§415(b), (c) and (e) applicable to a Participant for a particular Limitation Year, all qualified defined contribution plans ever maintained by an Affiliated Employer will be treated as part of this Plan.

VI.                               VESTING OF BENEFITS

6.1                               100% Nonforfeitable Rights.  A Participant will have at all times a nonforfeitable right to 100% all of his Account balances on his Disability, Normal Retirement Age or completion of at least five Years of Service.  In the case of a Participant’s death, his Beneficiary will have at all times a nonforfeitable right to 100% of the Account balances in all of that Participant’s Accounts.

6.2                               Graduated Nonforfeitable Rights.  Except as provided in Section 6.1, a Participant will have a nonforfeitable right to the following percentage, whichever applies, of the Account balances in his Employer Stock and ESOP Cash Accounts:

Years of Service	Percentage

Less than Two	0%

Two	20%

Three	40%

Four	60%

Five	100%

6.3                               Forfeitures.

(a)                                 Amount of Forfeiture.  If a Participant has a nonforfeitable right to less than 100% of his Account balances under Section 6.1 or 6.2, he will incur a Forfeiture of the nonvested portion of those Accounts at the times and subject to the conditions described at Section 6.3(b) through 6.3(g).

(b)                                 Timing of Forfeiture.  A Participant described in Section 6.3(a) will incur a Forfeiture on the earlier of (i) the date on which he incurs five consecutive Breaks-in-Service or (ii) the date on which he receives a distribution of his entire nonforfeitable Account balances.  Assets in a Participant’s Accounts other than Financed Shares will be forfeited before Financed Shares are forfeited.

(c)                                  Reinstatement.  If a Participant described in Section 6.3(a) receives a distribution of all of his nonforfeitable Account balances and repays to the Plan the full amount of the distribution before the earlier of (i) five years after his new Employment Date or (ii) the occurrence of five consecutive Breaks-in-Service after the distribution, any Forfeiture will be restored to his Accounts.  A Participant who is deemed to have received a distribution under Section 6.3(f) will be deemed to have made repayment in the time prescribed if his new Employment Date occurs before the occurrence of five consecutive Breaks-in-Service after the deemed distribution.

(d)                                 Nonforfeitable Percentage Following Re-employment.  If a Participant receives a distribution of his nonforfeitable Account balances at a time when he is not 100% vested and his nonforfeitable percentage may increase, then, on re-employment, the Participant’s nonforfeitable portion of his Accounts will be equal to an amount (“X”) determined by the formula:

X = P(AB + (R × D)) - (R × D)

where P is the nonforfeitable percentage at the relevant time, AB is the Account balance at the relevant time, D is the amount of the distribution, and R is the ratio of the Account balance at the relevant time to the Account balance after distribution.

(e)                                  One Year Holdout.  Years of Service prior to a Break-in-Service will not be counted in determining the nonforfeitable percentage of a Participant’s Account balances under Section 6.2 after re-employment until that Participant has completed a Year of Service after his new Employment Date.

(f)                                   Zero Account Balance.  For purposes of this Section 6.3, if the value of an Employee’s vested Account balances is zero at the time of his Severance Date, the Employee will be deemed to have received a distribution of those Account balances.

(g)                                  Source of Restored Amounts.  The restoration of Participant Forfeitures required by this Section will be made from the following sources in the order listed:

(i) Forfeitures occurring during that Plan Year, (ii) income earned on the Trust Fund assets of the Plan during the Plan Year in which restoration occurs and (iii) Employer Contributions for that Plan Year.

(h)                     Use of Forfeitures.  Subject to Section 6.3(g), a Participant’s Forfeitures will, in the sole discretion of the Employer, be (i) reallocated in accordance with Article IV,

(ii) used to reduce Employer Contributions or (iii) used to pay reasonable Plan administrative expenses.

6.4                               Rehiring After Breaks in Service.

(a)                                 Fixed Account Balance.  Subject to Section 6.3(c), an Employee who is rehired by the Employer after he has incurred five consecutive Breaks-in-Service will be a Participant as of his new Employment Date, new Plan Accounts will be established for him and his nonforfeitable rights to the Account balance in his pre-Break Accounts will be fixed under Section 6.2 as of the time of his termination of employment.  Years of Service completed after those five consecutive Breaks-in-Service will not be taken into account in determining his nonforfeitable rights under Section 6.2 to the balance in his pre-Break Accounts.  However, subject to Section 6.3(e), Years of Service before such Breaks-in-Service will be taken into account in determining the vested percentage of his Account balances under Section 6.2 as determined after his new Employment Date.

(b)                                 Rule of Parity.  If a Participant incurs a one year Break-in-Service and has no vested right to his Account balances under Section 6.1 or 6.2, and, effective for Plan Years beginning on and after January 1, 2006, to all of his Account balances, as determined under Sections 6.1 and 6.2, Years of Service before such Break-in-Service will be disregarded for all purposes of the Plan, including eligibility to participate under Article II and determining his nonforfeitable percentage in his Account balances under Section 6.2, both before and after such Break-in-Service, but only if his one-year-consecutive Breaks-in-Service equal or exceed the greater of (i) five or (ii) his Years of Service prior to any Break-in-Service.

6.5                               Amendment of Vesting Schedule.

(a)                                 In General.  Subject to Section 6.5(b), if the vesting schedule of the Plan is amended, or the Plan is amended in any way that directly or indirectly affects the computation of the Participant’s nonforfeitable percentage, or if the Plan is deemed amended by an automatic change to or from a top-heavy vesting schedule, each Participant whose vesting percentage is determined under the new schedule and who has completed at least three Years of Service may elect to have his vested percentage determined without regard to that amendment.  For Participants who do not have at least one Hour of Service in any Plan Year beginning after December 31, 1988, the preceding sentence will be applied by substituting “five Years of Service” for “three Years of Service.”  In addition, each Participant whose vesting percentage is determined under the new schedule and who has completed less than three Years of Service may elect to have his vested percentage determined without regard to that amendment with respect to the portion of his Accounts in which he had vested prior to the amendment.  Any such election must satisfy the following conditions:

(i)                                     It must be made only by the Participant;

(ii)                                  It must be irrevocable; and

(iii)                               It must be made within 60 days following the latest of (A) the date the amendment was adopted, (B) the date the amendment became effective, or (C) the date the Participant was issued written notice of the Plan amendment by the Employer.  No amendment will cause a loss of vested interests in a Participant’s Account balances.

(b)                                 Special Rule. Notwithstanding Section 6.5(a), effective as of August 9, 2006, if the vesting schedule is amended, each Participant with an Account balance as of the amendment date will have his non-forfeitable percentage determined for each Plan Year as the greater of the vesting percentage under the pre-amendment and post-amendment schedule.

6.6                               Offset Against Benefits.  If a Participant is ordered or required to pay the Plan with respect to a judgment, order or decree issued, or settlement entered into, on or after August 5, 1997, that amount will be offset against his Account balances notwithstanding Code §401(a)(13) or any other provision of this Plan to the contrary.

VII.                          PAYMENT OF BENEFITS

7.1                               Distribution to Participants.  If a Participant has a Severance Date, the nonforfeitable balance in his Accounts will be distributable to him, or his Beneficiary in the event of the Participant’s death, under the following terms and conditions:

(a)                                 Form.  Distribution of a Participant’s Employer Stock and ESOP Cash Accounts will be made in shares of Employer Stock, cash or a combination of both, as determined by the Committee; provided, however, that the Committee will notify the Participant of his right to demand distribution of those Accounts entirely in whole shares of Employer Stock (with only the value of any fractional share paid in cash), or entirely in cash, except to the extent a Participant has diversified his Employer Stock Account under Section 9.3.

(b)                                 Method.  Subject to Section 7.1(c), a Participant’s Account balances will be paid, as elected by the Participant, in one of the following methods:

(i)                                     Single sum payment, or

(ii)                                  Substantially equal, annual installments over a period not to exceed five years (provided that such period may be extended up to an additional five years, one for each $160,000, or fraction thereof, by which the Participant’s Employer Stock and ESOP Cash Accounts exceed $800,000).  Both dollar amounts referred to above will be subject to cost-of-living adjustments, as prescribed by the Secretary of the Treasury.

(c)                                  Timing.

(i)                                     Immediate.  Subject to Sections 7.1(c)(ii) and 7.2, payment will be made within an administratively reasonable period of time following the Participant’s Severance Date if the Participant consents to that payment in a written application filed with the Committee on a form to be provided by the Committee.

(ii)                                  Deferred.  In the event of a Participant’s Disability, death or Severance Date after having reached his Normal Retirement Age, distribution of his Employer Stock and ESOP Cash Accounts will begin no later than the Anniversary Date of the Plan Year following the Plan Year in which his Normal Retirement Age, Disability or death occurs.  If a Participant has a Severance Date for any other reason, distribution of those Accounts will begin no later than the Anniversary Date of the sixth Plan Year following the Plan Year in which his Severance Date occurs.  If a Participant’s Accounts include Financed Shares, such shares will not be deemed to be a part of his Accounts until the Anniversary Date of the Plan Year in which the Acquisition Loan has been fully repaid.

(iii)                               Mandatory.  Unless the Participant elects a later date, payment of his Account balances will be made no later than the 60th day after the close of the Plan Year in which occurs the latest of (A) the Participant’s Severance Date, (B) the Participant’s Normal Retirement Age or (C) the tenth anniversary of the Plan Year containing the Participant’s Entry Date.  Notwithstanding the above limitation, distribution may be delayed beyond the date prescribed if the amount of a Participant’s benefits cannot be ascertained or the Participant (or his Beneficiary) is unavailable to receive a distribution, in which case distribution retroactive to the prescribed date will be made within a reasonable period after the amount of his benefits can be ascertained or the Participant (or his Beneficiary) becomes available, or in the event of the Plan’s termination, benefits may be delayed until IRS approval is received.

7.2                               Minimum Account Balances.  Notwithstanding the provisions of Section 7.1, the vested Account balances of a Participant who has a Severance Date will be paid to him under the following terms and conditions:

(a)                                 If the aggregate value of all of such Participant’s vested Account balances do not exceed $1,000 on the Participant’s Severance Date, those Accounts will be payable in a single lump sum, in cash, within an administratively reasonable period of time following the Participant’s Severance Date.

(b)                                 Consent and Notice.  Effective for Plan Years beginning after December 31, 2007, if such Participant’s vested Account balances exceed $1,000 and are Immediately Distributable, the Participant must consent to any distribution of those Accounts within the 180-day period ending on the distribution date.  The Employer will notify the Participant of the right to defer distribution until the Participant’s vested Account balances are no longer Immediately Distributable.

(c)                                  Exceptions to Consent Requirements.  The consent of the Participant will not be required to the extent that a distribution is required to satisfy Code §401(a)(9) or 415.  In addition, upon termination of the Plan, if the Plan does not offer an annuity option (purchased from a commercial provider) and if the Employer or any Affiliated Employer does not maintain a Related Defined Contribution Plan (other than an employee stock ownership plan as defined in Code §4975(e)(7)), a Participant’s Account balances may, without the consent of the Participant, be distributed to that Participant.  However, if any Affiliated Employer maintains a Related Defined Contribution Plan, then the Participant’s Account balances will be transferred, without the Participant’s consent, to the other Related Defined Contribution Plan.

7.3                               Required Minimum Distributions.

(a)                                 Requirements of Code and Treasury Regulations Incorporated.  Effective for Plan Years beginning with the 2002 calendar year, all distributions required under this Section 7.3 will be made in accordance with Code §401(a)(9) and Treasury Regulations §§1.401(a)(9)-2 through 1.401(a)(9)-9, including the incidental death benefit requirement in Code §401(a)(9)(G), which will override any distribution options in the Plan inconsistent with those Code Sections.

(b)                                 TEFRA Section 242(b)(2) Elections.  Notwithstanding the other provisions of this

Section 7.3, distributions may be made under a designation made before January 1, 1984, in accordance with section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (TEFRA) and the provisions of the Plan that relate to section 242(b)(2) of TEFRA.

(c)                                  Time of Distribution.

(i)                                     Required Beginning Date.  The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s Required Beginning Date.

(ii)                                  Death of Participant Before or After Distributions Begin.  If the Participant dies before or after distributions have begun, and regardless of the identity of the Participant’s Beneficiary, that Participant’s entire Account balances will be distributed within a reasonable period after the Participant’s death but no later than December 31st of the calendar year containing the fifth anniversary of the Participant’s death.

(iii)                               Lifetime Distributions.  Lifetime distributions will be made in accordance with subsection (d), below.

(d)                                 Required Minimum Distributions During Participant’s Lifetime.

(i)                                     Amount of Required Minimum Distribution For Each Distribution Calendar Year.  During the Participant’s lifetime, the minimum amount that will be distributed for each Distribution Calendar Year is the lesser of:

(A)                               The quotient obtained by dividing the Participant’s Account balances by the distribution period in the Uniform Lifetime Table set forth in Treasury Regulations §1.401(a)(9)-9, using the Participant’s age as of the Participant’s birthday in the Distribution Calendar Year; or

(B)                               If the Participant’s sole Beneficiary for the Distribution

Calendar Year is the Participant’s Spouse, the quotient obtained by dividing the Participant’s Account balances by the number in the Joint and Last Survivor Table set forth in Treasury Regulations §1.401(a)(9)-9, using the Participant’s and Spouse’s attained ages as of the Participant’s and Spouse’s birthdays in the Distribution Calendar Year.

(ii)                                  Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death.  Required minimum distributions will be determined under this subsection beginning with the first Distribution Calendar Year and up to and including the Distribution Calendar Year that includes the Participant’s date of death.

(iii)                               Definitions.

(A)                               Distribution Calendar Year.  Distribution Calendar Year means a calendar year for which a minimum distribution is required.  For distributions beginning before the Participant’s death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year which contains the Participant’s Required Beginning Date.  The required minimum distribution for the Participant’s first Distribution Calendar Year will be made on or before the Participant’s Required Beginning Date.  The required minimum distribution for other Distribution Calendar Years, including the required minimum distribution for the Distribution Calendar Year in which the Participant’s Required Beginning Date occurs, will be made on or before December 31st of that Distribution Calendar Year.

(B)                               Life Expectancy.  Life Expectancy means the actuarial number of years that an individual has to live and is computed by use of the Single Life Table in Treasury Regulations §1.401(a)(9)-9, Q&A-1.

(e)                                  Waiver of Required Minimum Distribution.  Effective only for the calendar year beginning January 1, 2009, and consistent with changes to Code §§401(a)(9) and 402(c)(4), as enacted by the Workers, Retiree and Employer Recovery Act of 2008, the Committee will (i) permit a waiver of the 2009 required minimum distribution under Code §401(a)(9), (ii) allow a Participant to override the waiver and instead request payment of the 2009 required minimum distribution from the Plan, and (iii) provide that when paid under this request, the required minimum distribution will be treated as an Eligible Rollover Distribution.

(A)                               Written Election.  The Plan will suspend all required minimum distributions attributable to the 2009 Distribution Calendar Year, unless the Participant, or Beneficiary, as applicable, submits a written request electing to receive required minimum distributions for 2009.

(B)                               Required Beginning Date in 2009.  Subject to Sections 7.3(b) and (e), the Required Beginning Date for a Participant who attains his Required Beginning Date in 2009 will be postponed from April 1, 2010 until December 31, 2010, provided that this amendment will not apply to the initial required minimum distribution which was required by April 1, 2009 for a Participant who attained his Required Beginning Date in 2008.

(C)                               Five-Year Rule.  If a required minimum distribution is payable to a deceased Participant’s Beneficiary under the five-year rule, such distribution for the 2009 Distribution Calendar Year will be disregarded for purposes of determining the five-year period, resulting in a one year extension of that rule.

7.4                               Unclaimed Account Procedure.  Neither the Trustee nor the Committee will be obligated to search for or ascertain the whereabouts of any Participant or Beneficiary.  However, the Committee will establish a policy for unclaimed benefits, consistent with U.S. Department of Labor rules and regulations, and will notify the Participant or his Beneficiary, by certified or registered mail addressed to his last known address, that he is entitled to a distribution under this Plan and the notice will quote the provisions of this Section.  If the Participant or his Beneficiary fails to claim his benefits or make his whereabouts known in writing to the Committee within six months from the date of mailing of the notice, or before this Plan is terminated or discontinued, whichever first occurs, then the Participant will forfeit the unclaimed balance of his Accounts, provided that (a) a Forfeiture will occur only if the Participant’s or Beneficiary’s total vested Account balances do not exceed $1,000 or are no longer Immediately Distributable; and (b) the Forfeiture will be reinstated if a claim is made by the Participant or Beneficiary for the forfeited benefit.  Any forfeitures occurring under this Section may, in the sole discretion of the Employer, be applied in accordance with Section 6.3(h).

7.5                               QDRO.  The Committee will establish procedures for complying with the requirements of Code §414(p) regarding QDROs.  Notwithstanding the provisions of this Article VII and solely for purposes of this Section, the Committee may make an immediate distribution from a Participant’s Accounts to an Alternate Payee.

7.6                               Loan Policy.  The Committee may, in its sole discretion, establish a policy for loans to Participants from the Trust Fund which are consistent with the requirements of Code §§72(p) and 4975 and other applicable law.  Such policy, if established, will be set forth in Exhibit A to the Plan and will be incorporated into and deemed a part of the Plan.  Currently, loans from the Plan to Participants are not permitted.

7.7                               Direct Eligible Rollovers.

(a)                                 Rollover Elections.  Notwithstanding any provisions in the Plan to the contrary, a Participant may elect, at the time and in the manner prescribed by the Committee, to have any portion of an Eligible Rollover Distribution, as defined in Section 7.7(b)(i), paid in a Direct Rollover, as defined in Section 7.7(b)(iv), directly to an Eligible Retirement Plan, as defined in Sections 7.7(b)(ii) and 7.7(b)(v), specified by the Participant.

(b)                                 Definitions.  The following definitions apply for purposes of this Section 7.7.

(i)                                     Eligible Rollover Distribution.  An Eligible Rollover Distribution is any distribution of all or any portion of the vested Account balances to the credit of a Participant, other than (A) any distribution that is one of a series of substantially equal periodic payments (occurring not less frequently than annually) made for (1) the Life Expectancy of the Participant, (2) the joint Life Expectancies of the Participant and his Beneficiary or (3) a specified period of ten years or more; (B) any distribution to the extent such distribution is required under Code §401(a)(9); (C) the portion of any distribution that is not includible in the Participant’s gross income (determined without regard to the exclusion for net unrealized appreciation with respect to Employer Stock); or (D) any distribution on account of the Participant’s hardship made pursuant to Code §401(k)(2)(B)(i)(IV); and further provided, that effective January 1, 2002, a portion of a distribution will not fail to be an Eligible Rollover Distribution merely because the portion consists of after-tax Employee contributions which are not includible in gross income, except that such portion may be transferred only to an individual retirement account or annuity described in Code §408(a) or (b), or to a qualified defined contribution plan described in Code §401(a) or 403(a), or a ROTH individual retirement account or annuity described in Code §408A, or, effective for Plan Years beginning after December 31, 2006, a 403(b) plan, each of which agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution that is includible in gross income and the portion of such distribution that is not so includible.

(ii)                                  Eligible Retirement Plan.  An Eligible Retirement Plan includes

(A) an individual retirement account described in Code §408(a); (B) an individual retirement annuity described in Code §408(b); (C) an annuity plan described in Code §403(a); (D) a qualified plan described in Code §401(a) that accepts the Participant’s or Beneficiary’s (including a surviving Spouse and a non-Spouse Beneficiary) Eligible Rollover Distribution; (E) effective January 1, 2002, an annuity contract described in Code §403(b); and (F) effective January 1, 2002, an eligible plan under Code §457(b) that is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and that agrees to separately account for amounts transferred into such plan from this Plan.

(iii)                               Participant.  A Participant, for purposes only of this Section 7.7, includes (A) an Employee, (B) a former Employee, (C) an Employee’s or former Employee’s surviving Spouse, (D) an Employee’s or former Employee’s former Spouse who is an Alternate Payee, except that a Spouse or former Spouse is a Participant only with respect to the interest of that Spouse or former Spouse, as appropriate, and (E) for distributions made on and after January 1, 2008, a Participant also will include a non-Spouse Beneficiary, as provided under Section 7.8, who is considered a “designated beneficiary” under Code §401(a)(9)(E) and Treasury Regulations thereunder, except that a Spouse, Alternate Payee or non-Spouse Beneficiary is a Participant only with respect to the interest of that Spouse, Alternate Payee or non-Spouse Beneficiary, as applicable.

(iv)                              Direct Rollover.  Except as provided in Section 7.8, a Direct Rollover is a payment by the Plan to the Eligible Retirement Plan specified by the Participant.

(v)                                 Direct ROTH IRA Rollovers.  Effective for taxable years beginning after December 31, 2008, the Plan will permit a Direct Rollover of an Eligible

Rollover Distribution to a Roth IRA, regardless of whether the Direct Rollover consists of a Roth account balance under the Plan.

7.8                               Non-Spouse Beneficiary Rollovers.

(a)                                 Direct Transfer.  If any portion of a deceased Participant’s Account balance is payable to a Beneficiary who is not the Participant’s surviving Spouse, the Committee may distribute such Account balance, at the request of the Beneficiary, in the form of a direct trustee-to-trustee transfer to an individual retirement plan described in Code §408(a) or an individual retirement annuity described in Code §408(b) (other than an endowment contract) on behalf of such Beneficiary.  For purposes of this Section, such transfer will be treated as an inherited individual retirement account or annuity, within the meaning of Code §408(d)(3)(C), as permitted under IRS Notice 2007-7 and subsequent guidance, and will be subject to Code §401(a)(9)(B), other than clause (iv) of that Code Section, and will not be subject to the direct rollover requirements of Code §401(a)(31), the notice requirements of Code §402(f), the mandatory withholding requirements of Code §3405(c) or be eligible for a 60-day rollover.

(b)                                 Trusts.  For purposes of this Section, to the extent provided in rules prescribed by the Secretary of the Treasury, a trust maintained for the benefit of one or more Beneficiaries will be treated in the same manner as a trust that is a Beneficiary for all other purposes of the Code and the Plan.

7.9                               Different Classes of Stock.  If Employer Stock acquired with the proceeds of an Acquisition Loan available for distribution consists of more than one class of stock, a Participant entitled to a distribution must receive substantially the same proportion of each such class.

VIII.                     PLAN ADMINISTRATION

8.1                               Named Fiduciaries.

(a)                                 Identity.  The Committee and the Employer, through its Board of Directors, will each be a “Named Fiduciary” within the meaning of §402 of ERISA, but each party’s role as a Named Fiduciary will be limited solely to the exercise of its own authority and discretion, as defined under the terms of the Plan, to control and manage the operation and administration of the Plan (other than authority and discretion assigned or delegated under the Plan to the Trustee or an Investment Manager).  A Named Fiduciary may designate other persons or committees or subcommittees who are not Named Fiduciaries to carry out its fiduciary responsibilities, and that person or committee or subcommittee will become a fiduciary under the Plan for those delegated responsibilities.  The Named Fiduciary will not be liable for any act or omission of the designee in carrying out responsibilities delegated to him except to the extent provided in §405 of ERISA.  A Named Fiduciary also may designate other persons to carry out its non-fiduciary responsibilities under the Plan, and that person will not become a fiduciary under the Plan for those responsibilities.

(b)                                 Discretionary Authority.  Each Named Fiduciary and those to whom they have delegated some or all of their authority will have vested in them under the terms of the Plan full discretionary and final authority when exercising their duties hereunder, including the power, in their sole and absolute discretion, to make factual findings and interpret and construe the provisions of the Plan, including, but not limited to, interpretation of a scrivener’s error, to supply omissions in the Plan and transaction of its business, including, but not limited to, determining who are Participants, what constitutes Years of Service and Compensation and how benefits are determined.  In the event a Named Fiduciary determines that there has been a scrivener’s error, it will take appropriate action (i) in accordance with applicable provisions of IRS Revenue Procedure 2008-50 (“EPCRS”), as amended or superseded, or (ii) by reformation, with court approval if necessary, as appropriate equitable relief under ERISA.  All these interpretive and administrative decisions, and rules and regulations, will be binding on all persons having an interest in the Plan.

(c)                                  Multiple Duties and Advisors.  Any person or group of persons may serve in more than one fiduciary capacity with respect to the Plan.  A Named Fiduciary, or a fiduciary designated by a Named Fiduciary in accordance with the terms of the Plan, may employ one or more persons to render advice with regard to any responsibilities such fiduciary has under the Plan.

(d)                                 Allocation and Delegation of Fiduciary Duties.  Each Named Fiduciary may allocate its fiduciary duties among its members or may delegate its responsibilities to persons who are not Named Fiduciaries with respect to the specific responsibility delegated.  Any such allocation or delegation will be in writing and will be made a permanent part of the records of the Named Fiduciary.  Such allocation or delegation will be reviewed periodically by the Named Fiduciary and will be terminable upon such notice as the Named Fiduciary, in its sole discretion, deems reasonable and prudent under the circumstances.

8.2                               Employer Responsibilities.

(a)                                 Plan Administrator.  The Employer will have the authority to (i) amend or terminate the Plan under the provisions of Article X, (ii) determine the amount of contributions to the Plan under Article III, and (iii) appoint a Committee, Trustee and Investment Manager.  The Employer will be the “Plan Administrator” of the Plan within the meaning of §3(16)(A) of ERISA, having the responsibility for the performance of all reporting and disclosure requirements of ERISA and all other obligations required or permitted to be performed by the Plan Administrator under ERISA.  To enable the Committee to perform its duties, the Employer will supply completely and timely all information which the Committee may require.

(b)                                 Expenses.  All reasonable expenses of the Plan and Trust Fund relating to the establishment or operation of the Plan will be a charge against and payable from the assets of the Trust Fund, but may be paid by the Employer in its sole discretion.  Expenses will include, but not be limited to, reasonable compensation to the Trustee, as may be agreed on in writing by the Employer and the Trustee, and reasonable fees and expenses for legal services rendered to the Trustee, whether in connection with any litigation, termination of the Trust or otherwise.

8.3                               Trustee Responsibilities.  The Trustee will have, to the extent set forth in the Trust Agreement, authority and discretion to receive, hold and distribute Plan assets, fiduciary responsibilities in connection with the exercise of that authority and discretion, and a duty to issue reports and otherwise to account to the Employer and the Committee.  All contributions will be paid to the Trustee and, together with accretions, will be invested by the Trustee under directions permitted in the Plan and the Trust Agreement.

8.4                               Appointment of Committee.  The Employer will designate the Committee to administer the Plan.  The Committee will consist of at least one individual.  A member of the Committee may be removed by the Employer at any time with or without cause on ten days’ prior written notice, and any vacancy existing on the Committee from time to time will be filled promptly by the Employer.  Any member of the Committee may resign by delivering his written resignation to the Employer.  Any Participant may obtain disclosure of the names, titles and addresses of the members of the Committee by requesting that information from the Secretary of the Employer.  This may be done in person or in writing.

8.5                               Committee Responsibilities.  For purposes of carrying out its responsibilities and duties under the Plan, the Committee will have all necessary and appropriate powers, including, but not limited to, the following:

(a)                                 Powers and Duties.  The Committee will have the power, in its sole and absolute discretion, to make factual findings and interpret and construe the provisions of the Plan, to supply omissions in the Plan, and to establish rules and regulations for the interpretation and administration of the Plan and transaction of its business, including, but not limited to, determining who are Participants, what constitutes Years of Service and Compensation and how benefits are determined.  All these interpretive and administrative decisions, and rules and regulations, will be binding on all persons having an interest in the Plan.  The Committee also may delegate, at its discretion, any or all of its powers or duties to one or more of its members, as the Committee deems appropriate and may authorize one or more of its members to execute or deliver any instrument or to make any payment on the Plan’s behalf.

(b)                                 Records and Reports.  The Committee will be responsible for keeping a record of all its proceedings and actions and will maintain all those books of account, records, and other data necessary to administer the Plan and to meet the disclosure and reporting requirements of ERISA.  The Committee will establish and maintain records reflecting the interest, if any, of each Participant, former Participant, Beneficiary, and Alternate Payee under the Plan.  The interest of each such individual will, at each Valuation Date, be adjusted to give effect to decreases, increases, gains, losses, and other adjustments to reflect each such individual’s current interest in the Trust Fund.

(c)                                  Compensation.  No member of the Committee will receive any compensation from the Plan or the Trust for his services as a member of the Committee.

(d)                                 Committee Procedures.  The Committee may act at a meeting or in writing without a meeting.  The Committee will elect one member as Chairman, who also will be the agent for service of legal process on behalf of the Plan, and appoint a Secretary, who may or may not be a Committee member.  The Committee may adopt those bylaws it wishes for the conduct of its affairs.  All decisions of the Committee will be made by majority vote, including actions taken without a meeting.

(e)                                  Distribution of Benefits.

(i)                                     Direction to the Trustee.  The Committee will issue directions to the Trustee concerning all benefits which are to be paid from the Trust Fund under the provisions of the Plan, and will assure that all those directions are in accordance with the Plan.

(ii)                                  Application by Participants.  The Committee may require a Participant to complete and file with the Committee an application for the payment of benefits under the Plan and any other forms deemed necessary and advisable by the Committee for the administration of the Plan and to furnish all pertinent information requested by the Committee.  The Committee may rely on that information, including the Participant’s current mailing address.

(iii)                               Participant’s Incapacity.  If a physician or psychiatrist satisfactory to the Committee certifies in writing that a person entitled to receive a payment under the Plan is under a legal Disability or is incapacitated in any way so as to be unable to personally receive and give a valid receipt for any distribution or payment due him under the Plan, the Committee may, unless a claim has been made by a duly court-appointed guardian or trustee for that person or any other person authorized under state law to receive that person’s benefits, direct the Trustee to make the distribution to that person’s Spouse, child, parent, brother, sister or any other person deemed by the Committee to have incurred an expense, or assumed responsibility, for the expenses of that person.  Any distribution made under this subsection will be a complete discharge of any liability for making that payment under the provisions of the Plan.

(iv)                              Payments to Minors.  If a Participant’s Beneficiary lacks capacity on account of age, the Committee may, in its discretion, direct the Trustee to make any payment to the Beneficiary’s parent as guardian, any other guardian, including a court appointed guardian or any other person authorized under state law to receive those benefits, or a custodian under the Trust for Minors Act.

(f)                                   Bonding.  The Committee will arrange for any bond required by law, but no bond in excess of the amount required by law will be considered required by the Plan.

8.6                               Indemnification.  To the extent authorized by the laws of the State of California and ERISA, the Employer will indemnify, protect, defend, and hold harmless all members of the Committee and any officer, director or Employee of the Employer (each an “Indemnitee”) against all claims, demands, losses, damages, liabilities, taxes, penalties, interest, liens, causes of action, suits, judgments, costs and expenses, including investigation and court costs and attorneys’, consultants’ and expert witness fees, of any nature, kind or description (collectively, “Claim”) directly, indirectly or allegedly arising out of, caused by, or resulting from, in whole or in part, any acts, omissions, willful misconduct or negligence (whether active or passive and whether sole, ordinary or gross) by any Indemnitee, anyone directly or indirectly employed or supervised by any of them or anyone for whose acts they may be liable, in connection with the services performed or duties undertaken by any Indemnitee under the Plan, including but not limited to any breach under the Plan, but excluding, individually with respect to each Indemnitee, any Claims to the extent they are proven by a final judgment to have been caused by the fraud, willful or negligent violation of laws or willful misconduct by or of that Indemnitee.  The prevailing party (defined as the party whose positions on the major substantive issues in the proceeding could fairly be said to have prevailed) in any action to enforce the provisions of, or collect amounts due under, this indemnification provision will be entitled to recover its reasonable attorneys’ fees and all costs incurred in such action from the other party.  This provision will survive termination of the Plan for any cause and will remain effective with respect to any Indemnitee even after its termination or resignation as a member of the Committee for any cause.  These indemnification provisions will apply and be enforced to the fullest extent permitted by law and will in all circumstances be subject to any restrictions on enforceability imposed by ERISA.

8.7                               Claims Procedure.  The Employer will adopt and communicate to the Participants a claims procedure which is consistent with the requirements of §503 of ERISA and its related rules and regulations.  If a Participant’s claim for benefits under the Plan is denied or ignored, in whole or in part, or if a Participant otherwise has a right under ERISA to file a lawsuit in a state or federal court, such lawsuit will be valid with respect to, and in connection with, the Plan and the Plan’s fiduciaries, only if filed within one year following the date on which the Participant knew or should have known of the existence of such a claim.

8.8                               Funding Policy.  The Committee will establish a funding policy and method for acquiring Employer Stock and for directing the Trustee as to the investment of the assets of the Trust Fund in a manner consistent with the terms of the Plan and ERISA.

8.9                               Fiduciary Limitations.  Named Fiduciaries under the Plan, as well as the Trustee, the Investment Manager (if any) and any other person who may be a fiduciary by virtue of §3(21) of ERISA, will exercise and discharge their respective powers and duties in the following manner:

(a)                                 By acting solely in the interest of the Participants and their Beneficiaries;

(b)                                 By acting for the exclusive purpose of providing benefits to Participants and their Beneficiaries and defraying reasonable expenses of administering the Trust Fund and the Plan;

(c)                                  By acting with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims; and

(d)                                 By otherwise acting in accordance with the Plan and the Trust Agreement to the extent consistent with Title I of ERISA.

8.10                        Independent Fiduciary.  An Independent Fiduciary may be appointed from time to time for such purposes as will be determined by the Board of Directors, Trustee, or Committee.  An Independent Fiduciary may be appointed to serve in such capacity as may be deemed appropriate to act on behalf of the Plan and Trust with respect to issues which involve a real or perceived conflict of interest among certain parties, or for such other purposes as the Board of Directors, Trustee, or Committee may determine to be in the best interest of the Plan and Trust.  The Independent Fiduciary will be granted such power, authority and discretion as may be necessary and appropriate for it to carry out its duties and responsibilities, including, but not limited to, any and all powers and discretion granted the Committee and the Trustee under the Plan and Trust.

IX.                              INVESTMENTS

9.1                               In General.  Trust Assets will be invested by the Trustee primarily (or exclusively) in Employer Stock in accordance with the Trust Agreement and directions from the Committee, which has the authority to direct the Trustee to invest and hold up to 100% of the Trust Assets in Employer Stock.  Employer Contributions and any other cash held as Trust Assets may be used to acquire shares of Employer Stock from any shareholder of the Employer or from an Affiliated Employer.  The Committee also may direct the Trustee to invest Trust Assets in such other prudent investments as the Committee deems desirable, or such Trust Assets may be held temporarily in cash.  The Committee may appoint an Investment Manager to assist in the investment of Trust Assets other than Employer Stock.  All purchases of Employer Stock by the Trust will be made only as directed by the Committee and only at prices which do not exceed the fair market value of Employer Stock as of the date of purchase.

9.2                               Acquisition Loans.  The provisions of this Section 9.2 will apply to any Acquisition Loan.

(a)                                 Financing.  It is the express purpose of the Plan and related Trust Agreement to invest substantial sums in Employer Stock for the benefit of Participants.  To accomplish this purpose, the Committee may direct the Trustee to incur Acquisition Loans from time to time to finance the acquisition of Financed Shares or to repay a prior Acquisition Loan.  An installment obligation incurred in connection with the purchase of Financed Shares will be treated as an Acquisition Loan, and all indebtedness incurred to acquire Financed Shares in a single transaction will be treated as one Acquisition Loan.  An Acquisition Loan (i) will be for a specific term, (ii) will bear a reasonable rate of interest, (iii) will not be payable on demand except in the event of default, (iv) may be secured only by a collateral pledge of Employer Stock so acquired, (v) should not have the net effect of causing Plan assets to be drained off, and

(vi) must contain terms that are at least as favorable to the Plan as a comparable loan resulting from arm’s-length negotiations involving independent parties.

(b)                                 Security.  An Acquisition Loan may be secured by a pledge of the Financed Shares so acquired (or acquired with the proceeds of a prior Acquisition Loan which is being refinanced).  No other Trust Assets may be pledged as collateral for an Acquisition Loan, and no lender will have recourse against Trust Assets other than any Financed Shares remaining subject to pledge.  Any pledge of Financed Shares must provide for the release of the shares so pledged as payments on the Acquisition Loan are made by the Trustee and such Financed Shares are allocated to Participants’ Accounts under Article IV.  If the lender is a party in interest (as defined in ERISA) or a disqualified person (as defined in the Code), the Acquisition Loan also must provide for a transfer of Trust Assets to the lender on default only upon and to the extent of the failure of the Trust to meet the payment schedule of the Acquisition Loan.  Notwithstanding any other provision of this Section 9.2, no person entitled to payment under the Acquisition Loan will have any right to assets of the Plan or Trust Fund other than collateral given for the Acquisition Loan, Employer Contributions (other than Employer Contributions of Employer Stock) that are made under the Plan to meet the Plan’s obligations under the Acquisition Loan, and earnings attributable to such collateral and the investment of such Employer Contributions.

(c)                                  Acquisition Loan Payments.  Payments of principal, interest, or both, on any Acquisition Loan will be made by the Trustee (as directed by the Committee) only from Employer Contributions paid in cash to enable the Trust to repay such Acquisition Loans, and from any cash Dividends received by the Trust on the Financed Shares (whether allocated or unallocated) purchased with the proceeds of such Acquisition Loan; and the payments made by the Trustee with respect to an Acquisition Loan for a Plan Year must not exceed the sum of such Employer Contributions, earnings and Dividends for that Plan Year and prior Plan Years, less the amount of such payments for prior Plan years.  If an Employer is not the lender with respect to an Acquisition Loan, the Employer may elect (with written notice to the Committee and the Trustee) to make payments on the Acquisition Loan directly to the lender and to treat such payments as Employer Contributions.

(d)                                 Sales of Employer Stock.  Subject to the approval of the Board of Directors and only in the event of the sale of the Employer, the termination of the Plan or if the Plan ceases to be an employee stock ownership plan under Code §4975(e)(7), the Trustee may sell shares of Employer Stock to any person (including the Employer or an Affiliated Employer), provided that any such sale must be made at a price not less than the value of Employer Stock as of the date of the sale.  Notwithstanding the provisions of Section 9.2(c), the Trustee may apply the proceeds from the sale of Financed Shares (remaining in the Loan Suspense Account) to repay the Acquisition Loan (incurred to finance the purchase of the Financed Shares) in the event of the sale of the Employer or the termination of the Plan or if the Plan ceases to be an employee stock ownership plan under Code §4975(e)(7).  Any proceeds or unallocated Employer Stock remaining after repaying the Acquisition Loan will be allocated to the Accounts of Employees who are Participants as of the date of the sale in the manner described in Section 4.1.  In the event the Trustee is unable to make payments of principal and/or interest on an Acquisition Loan when due, the Trustee may obtain a new Acquisition Loan in an amount sufficient to make such payments.  Any sale of Employer Stock under this Section must be for the exclusive benefit of Plan participants, and must comply with the fiduciary duties applicable to the Trustee under §§404(a)(1) and 408(b)(3)(A) of ERISA and Code §4975(d)(3)(A).  In the event of the sale of Employer Stock, if the use of proceeds to repay an Acquisition Loan contemplated by this Section causes the Annual Addition limitations to be exceeded, the Trustee will establish a special suspense account to hold such excess Annual Additions until they may be allocated to the affected Participants.

(e)                                  Investments in Employer Stock.  Employer Contributions that are used to repay an Acquisition Loan will be invested in Employer Stock through the release of Financed Shares and the crediting of such shares to Participant Accounts.  If an Acquisition Loan is not

outstanding, the Committee may direct the Trustee to invest the Employer Contributions in Employer Stock.

(f)                                   Dividends.  Cash Dividends on shares of Employer Stock in the Loan Suspense Account will be used to repay any outstanding Acquisition Loan, and the released shares will be credited to each Participant’s Employer Stock Accounts, in accordance with the provisions of Section 4.2.  The Committee will credit to each Participant’s ESOP Cash Account any cash Dividends paid to the Trust on shares of Employer Stock held in that Participant’s Employer Stock Account as of the record date.  Such cash Dividends may, to the extent permitted by law, be applied to the repayment of the Acquisition Loan or, as determined in the sole discretion of the Committee, be used to purchase shares of Employer Stock or be paid to Participants.  The Committee will credit an appropriate number of shares of Employer Stock to the Employer Stock Account of such Participant, and the Participant’s ESOP Cash Account will then be charged by the amount of cash used to repay an Acquisition Loan or used to purchase such Employer Stock for that Participant’s Employer Stock Account.

(g)                                  Temporary Investment.  At the direction of the Committee, cash held in the Loan Suspense Account or Participant ESOP Cash Accounts under the Trust will be invested by the Trustee, to the extent practicable, in short term securities or cash equivalents having ready marketability, mutual funds or in any other investment vehicle permitted under the terms of the Trust Agreement.  Income earned from the temporary investment of Employer Contributions in cash, cash Dividends and any other amounts resulting from such investments will be credited to the Account to which it pertains.

(h)                                 Interest and Price.  The interest rate of any Acquisition Loan must not be in excess of a reasonable rate of interest.  In determining what is a reasonable rate of interest, all relevant factors will be considered, including the amount and duration of the Acquisition Loan, the security and guarantee (if any) involved, the credit standing of the Plan and Trust Fund and the guarantor (if any), and the interest rate prevailing for comparable loans.  Notwithstanding anything to the contrary in this Section 9.2, at the time that an Acquisition Loan is made, the interest rate for the Acquisition Loan and the price of securities to be acquired with the loan proceeds may not be such that Plan assets might be drained off.

(i)                                     Limitations.  Employer Stock acquired with the proceeds of an Acquisition Loan may not be subject to a put, call, or other option, or buy-sell or similar arrangement while held by and when distributed from the Plan or related Trust Fund, whether or not the Plan is then an “ESOP” within the meaning of Treasury Regulations §54.4975-7(b)(1)(i), unless specifically required or permitted by such Regulations, and the Plan will be prohibited from obligating itself to acquire Employer Stock from a shareholder at an indefinite time determined upon the happening of an event (such as the death of the shareholder).  The rights and protections described herein are nonterminable.

9.3                               Diversification.

(a)                                 Eligibility Conditions.  A Participant who has attained age 55 and completed at least ten years of participation in the Plan  (“Qualified Participant”) will be notified of his right to elect during each of the Participant’s “Qualified Election Periods” to diversify a portion of the balance in his Employer Stock Account, as provided in Code §§401(a)(28)(B).  An election to diversify must be made on the prescribed form and filed with the Committee within the applicable “Qualified Election Period.”

(b)                                 Election Period.  For purposes of this Section 9.3, Qualified Election Period means (i) the 90-day period immediately following the last day of the first Plan Year in which the Participant becomes a Qualified Participant, and (ii) the 90-day period immediately following the last day of each of the next consecutive five Plan Years immediately following the first Plan Year in which the Participant becomes a Qualified Participant.  Any election made in accordance with subsection (a) with respect to any Qualified Election Period will be effective as of the Valuation Date occurring 90 days after the end of that Qualified Election Period.

(c)                                  Percentage Conditions.  For each of the first five Plan Years within a Qualified Election Period, a Qualified Participant may elect to diversify an amount that does not exceed 25% of the balance in his Employer Stock Account, less all amounts for which an election under this Section 9.3 was previously made, based on the fair market value of such assets at the time a prior election was made.  In the case of the sixth Plan Year within a Qualified Election Period, the Participant may elect to diversify an amount that does not exceed 50% of the balance in his Employer Stock Account, less all amounts for which an election under this Section 9.3 was previously made, based on the fair market value of such assets at the time a prior election was made.  No diversification election will be permitted if the balance in a Participant’s Employer Stock Account as of the Anniversary Date of the First Plan Year in the Qualified Election Period has a value of $500 or less, unless and until the balance in his Account as of a subsequent Anniversary Date in the Election Period exceeds $500.

(d)                                 Diversification Options.  A Qualified Participant may elect to diversify the applicable portion of his Employer Stock Account by receiving that amount in cash, by electing a Direct Rollover, or by converting and transferring that amount to the Bank of Marin 401(k) Plan under which the requirements of Section 9.4 will apply.  Any diversification of investments or distribution under this Section 9.3 will be made within 90 days after the 90-day period in which the election may be made, and any distribution will be subject to the applicable provisions of Article VI.

(e)                                  Restrictions.  For purposes of this Section, a year of participation means a Plan Year in which a Qualified Participant has met the conditions of Section 4.4(a) and a Qualified Participant will not include a former Employee.

9.4                               Investment Funds.  A Qualified Participant will have the right to invest his diversified assets into one or more of at least three investment options that are diversified and have materially different risk and return characteristics and that meet the requirements of Code §401(a)(28)(B)(ii)(II).

9.5                               Limited Special Election to Diversify.  Solely with respect to Plan Years beginning January 1, 2007, 2008 and 2009, and in accordance with the rules described at subsections (a) through (d), below, each Participant will be notified of his right to elect to diversify a portion of the balance in his Employer Stock Account in accordance with the requirements of Code §§401(a)(35) and 204(j) of ERISA, by directing that the Plan divest those Accounts of Employer Stock and reinvest an equivalent amount in cash or the investment options described in Section 9.3(d), as he elects.

(a)                                 Participant.  Solely for purposes of eligibility to make a diversification election under this Section 9.5, a Participant will include each individual who has an Account under the Plan with respect to which such individual is entitled to exercise the rights of a Participant, including a Beneficiary or alternate payee under a QDRO.

(b)                                 Election Procedure.  An election to diversify must be made on a form prescribed by and filed with the Committee and will be implemented as soon as administratively practical after the Participant’s election is received by the Committee.

(c)                                  Election Eligibility.  An election to diversify will be available upon the Participant’s completion of at least three Years of Service.

(d)                                 Restrictions.  Any divestment election may not be subject to any restrictions or conditions that are not imposed on other Plan assets, except (i) by reason of the application of securities laws, (ii) in order to ensure compliance with applicable securities laws or (iii) to limit short-term trading in Employer Stock, as permitted under proposed Treasury Regulations or any subsequent IRS guidance.

9.6                               Voting Employer Stock.  Except as otherwise provided in this Section, shares of Employer Stock in the Trust will be voted by the Trustee only in accordance with directions from each Participant (or Beneficiary), who will be entitled to give instructions as to the voting of all shares of Employer Stock then allocated to his Employer Stock Account.  Each Participant (or Beneficiary) will be given the information statement and other materials provided to Employer shareholders in connection with each shareholder meeting, together with a form on which confidential voting directions may be given to the Trustee (or, if the Trustee is not independent of the Employer, to an independent third party designated by the Trustee, who will tabulate votes and provide instructions to the Trustee) as to the voting of such shares as directed by Participants (or Beneficiaries).  The Trustee (or such third party) will not disclose the confidential voting directions of any individual Participant (or Beneficiary).  In addition, any allocated Employer Stock with respect to which voting instructions are not received from Participants (or Beneficiaries) will be voted in the same proportion as those shares for which instructions are received.  Shares of Employer Stock which are not then allocated to Participants’ Employer Stock Accounts will be voted by the Trustee as directed by the Employer, unless the Trustee requires that an independent fiduciary direct such vote solely with respect to any corporate matter relating to any corporate merger or consolidation, recapitalization, reclassification, liquidation, dissolution, a sale of substantially all assets of the business, or any similar transaction.

X.                                   AMENDMENT AND TERMINATION

10.1                        Employer Right to Amend.  The Employer reserves the right to amend in whole or in part any or all of the provisions of the Plan subject to Sections 10.1(a) through (c).

(a)                                 Restrictions on Amendments.  No amendment will:

(i)                                     Deprive any Participant of any benefit to which he has a nonforfeitable right under Article VI;

(ii)                                  Make it possible for any part of the corpus or income of the Trust Fund to be used for, or diverted to, purposes other than for the exclusive benefit of the Participants and Beneficiaries; or

(iii)                               Decrease a Participant’s Account balances or eliminate retroactively an optional form of distribution under Article VII, except that a Participant’s Account balances may be reduced to the extent permitted under Treasury Regulations §§1.411(d)-3 and 1.411(d)-4.

(b)                                 Trustee Consent.  No amendment which affects the rights, duties, or responsibilities of the Trustee may be made without the Trustee’s written consent.

(c)                                  Authorization.  Amendments made by the Employer will be in writing, authorized by the Board of Directors of the Employer and delivered to the Trustee.

10.2                        Mandatory Amendments.  Notwithstanding the provisions of this Article or any other provisions of the Plan, any amendment may be made, retroactively if necessary which the Employer deems necessary or appropriate to conform the Plan or the Trust Agreement to, or to satisfy the conditions of, any law, government regulation or ruling, to permit the Plan to meet the requirements for qualification under Code §401, and to permit the Trust Fund to meet the requirements for tax-exempt status under Code §501.  An amendment under this Section may be made retroactively only within the period prescribed by Code §401(b), unless the Commissioner of Internal Revenue exercises his authority under Code §7805(b) to extend such period, in which case the amendment may be made within the extended period.

10.3                        Termination.

(a)                                 In General.  The Employer reserves the right at any time to terminate the Plan, the Trust, or both, by delivering to the Committee, Trustee and Participants written notice of termination.  The Plan will terminate if the Employer is legally adjudicated as bankrupt, makes general assignment for the benefit of creditors, is dissolved, or completely discontinues its contributions to the Trust Fund.  Any termination is subject to the condition that action be taken to render it impossible at any time for any part of the corpus of the Trust Fund or income of the Plan to be at any time used for, or diverted to, purposes other than for the exclusive benefit of Participants and their Beneficiaries.

(b)                                 Termination Action.  Any decision by the Employer to terminate the Plan, in whole or in part, will be in writing, authorized and executed by the Board of Directors of the Employer and delivered to the Trustee, and notice of that termination will be given to Participants within the time required by ERISA.

(c)                                  Termination Procedure.

(i)                                     On partial termination of the Plan, including the permanent cessation of contributions by the Employer, whether by resolution or by operation of law, the Accounts of affected Participants will become fully vested and nonforfeitable and may be distributed to the Participants as determined by the Committee but only to the extent permitted by law.

(ii)                                  On complete termination of the Plan, including the permanent discontinuance or cessation of contributions by the Employer, whether by resolution or by operation of law, the Accounts of affected Participants will become fully vested and nonforfeitable and, unless the Plan provides for an annuity payment option or the Employer maintains another defined contribution plan, will be distributed to Participants in a lump sum within a reasonable period following termination of the Plan, but no earlier than 30 days after notice of distribution has been provided to the affected Participants.  The Committee will take reasonable steps to locate any Participant who cannot be found, including (A) giving notice by certified mail to the Participant’s last known mailing address, and if such address is not available or is incorrect, checking related Employer records, such as a group health plan or other plan that may have more up to date information; (B) checking with a designated Plan beneficiary for updated information; or (C) using Internet search tools, commercial locator services and credit reporting agencies.  Depending on the facts and circumstances relating to a particular missing Participant, the Committee will determine, in its sole and absolute discretion, which and how many of the above options to use taking into account the size of the Participant’s Account balances in relation to the cost of the services and whether the use of such services is appropriate.  In the event a Participant, after taking the appropriate steps, still cannot be located, the Committee will distribute the assets into an individual retirement account or annuity in accordance with the safe harbor for Plan fiduciaries set forth in ERISA §404(a), Code §401(a)(31) and IRS Revenue Ruling 2000-36.  If no IRA is willing to accept such assets, the Committee will establish an interest bearing federally insured bank account in the name of the missing Participant or transfer his Account balances to a state unclaimed property fund.  The above procedures will comply with DOL Field Assistance Bulletin 2004-2.

(d)                                 Partial Termination.  A determination regarding whether a partial termination of the Plan has occurred, as described in Code §411(d)(3), will depend on all the facts and circumstances, including the extent to which Participants or Inactive Participants have had a Severance Date, provided, however, that if at least 20% of Participants and Inactive Participants have had an involuntary termination of employment, there will be a presumption that a partial termination of the Plan has occurred.

10.4                        Employee Nonforfeitable Rights.  On termination or partial termination of the Plan (within the meaning of Code §411(d)(3)) or a complete discontinuance of Employer Contributions, each Participant (or, in the case of a partial termination, each Participant affected by that partial termination) will have a nonforfeitable right to 100% of the balances in his Accounts as of the date of termination, partial termination or complete discontinuance.  Replacement of the Plan, in whole or in part, with a comparable plan qualified under Code §401(a) will not be a termination of the Plan or that part of the Plan that is replaced, for purposes of this Section.

10.5                        Transfer Between Affiliated Employers.  A transfer of employment from one Affiliated Employer to another Affiliated Employer will not constitute a termination of employment.  Any Employee who becomes a Participant in the Plan following employment by an Affiliated Employer will receive credit for all Years of Service with that Affiliated Employer and any Participant transferring to any other Affiliated Employer will not forfeit any nonforfeitable interest in the Plan.

10.6                        Adoption by Affiliated Employer.  Any Affiliated Employer may, by resolution of its sole proprietor, partner, or board of directors, as applicable, and with the approval of the Board of Directors of the Employer, adopt the Plan for the Employees of that Affiliated Employer.

10.7                        Distribution on Termination.  On termination of the Plan and after payment of all expenses of the Trust, including any compensation then due to the Trustee and the cost and expenses, including legal fees, of termination, the amounts then held in the Trust Fund will be distributed to the Participants in accordance with Section 10.3.

XI.                              MISCELLANEOUS

11.1                        Participant’s Rights; Acquittance.  None of the establishment of the Plan and the Trust Agreement, any modification of either, the creation of any fund or account, or the payment of any benefits, will be construed as giving to any Participant or other person any legal or equitable right against the Employer, any of its officers or Employees, the Trustee, or the Committee, except as provided in the Plan.  Under no circumstances will the terms of employment for any Participant be modified or in any way affected by the Plan.

11.2                        Spendthrift Clause.  Except for (a) payment under a QDRO under Section 7.5, (b) any offset under Section 6.6, and (c) any other transfer or distribution otherwise required by applicable federal law, no benefit distributable out of the Trust Fund to any Participant or Beneficiary will be subject in any manner to anticipation, alienation, sale, transfer, assignment, garnishment, pledge, encumbrance, or charge.  Any attempt to sell, assign, encumber, or otherwise transfer a benefit will be void and no benefits will be payable for the debts or obligations of any Participant or Beneficiary or subject to attachment or legal process for or against that person.  No attachment or lien will be recognized by the Trustee except to the extent required by law.

11.3                        Construction of Plan.  Subject to ERISA or other applicable federal law, the Plan will be construed under the laws of the State of California and all its provisions will be administered according to, and its validity will be determined under, the laws of that State.

11.4                        Legal Action.  In any action or proceeding involving the Trust Fund, its property or its administration, the Employer, the Committee, and the Trustee will be the only necessary parties and no Employees or former Employees or their Beneficiaries or any other person having or claiming to have an interest in the Trust Fund or under the Plan will be entitled to any notice of process.

11.5                        Binding on All Parties.  Any final judgment which is not appealed or appealable that may be entered in any legal action or proceeding will be binding and conclusive on the parties to that action or proceeding, the Committee, and all persons having or claiming to have an interest in the Trust Fund or under the Plan.

11.6                        Headings.  The headings of the Plan are inserted for convenience of reference only, and are not to be considered in the construction or the interpretation of the Plan.

11.7                        Severability of Provisions.  If any provision of the Plan is held to be invalid or unenforceable, that invalidity or unenforceability will not affect any other provision, and the Plan will be construed and enforced as if that provision had not been included.

11.8                        Merger or Consolidation.  In the event of a merger or consolidation of the Plan with, or transfer in whole or in part of the assets or liabilities of the Trust Fund to another trust fund held under any other qualified employee benefit plan maintained or to be established for the benefit of all or some of the Participants in the Plan, the assets or liabilities of the Trust Fund applicable to those Participants will be transferred to the other trust fund only if each Participant would receive a benefit immediately after the merger, consolidation or transfer (assuming the other plan and trust then terminate) that is equal to or greater than the benefit which that Participant would have been entitled to receive immediately before the merger, consolidation or transfer (if the Plan had then terminated).

11.9                        Special Rules Relating to Veterans Reemployment Rights Under USERRA.  Effective as of December 12, 1994 and notwithstanding any provision of the Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Code §414(u).

11.10                 Special Rules Relating to Heart Act Provisions.

(a)                                 Death Benefits.  In the case of a death or disability occurring on or after January 1, 2007, if a Participant dies while performing qualified military service, as defined in Code §414(u), the survivors of the Participant will be entitled to any additional benefits (other than contributions relating to the period of qualified military service, but including vesting service credit for such period and any ancillary life insurance or other survivor benefits) that would have been provided under the Plan had the Participant resumed employment on the day preceding the Participant’s death and then terminated employment on account of death.

(b)                                 Differential Wage Payments.  For Plan Years beginning after December 31, 2008, (A) an individual receiving a differential wage payment, as defined by Code §3401(h)(2), will be treated as an employee of the Employer making the payment, (B) the differential wage payment will be treated as Compensation for purposes of applying the applicable Sections of the Code, including Code §415, but not for purposes of determining contributions under the Plan and (C) the Plan will not be treated as failing to meet the requirements of any provision of Code §414(u)(1)(C) by reason of any contribution or benefit that is based on the differential wage payment.

(i)                                     Severance from Employment.  Effective for Plan Years beginning after December 31, 2008, and notwithstanding any provision to the contrary, for purposes of Code §401(k)(2)(B)(i)(I), an individual will be treated as having been severed from employment during any period the individual is performing service in the uniformed services described in Code §3401(h)(2)(A).

(ii)                                  Suspension of Deferrals.  If an individual elects to receive a distribution by reason of severance from employment under Section 11.10(b)(i), the individual may not make an elective deferral during the six-month period beginning on the date of the distribution.

(iii)                               Nondiscrimination Requirement.  This subsection (b) will apply only if all employees of the Employer performing service in the uniformed services described in Code §3401(h)(2)(A) are entitled to receive differential wage payments (as defined in Code §3401(h)(2)) on reasonably equivalent terms and, if eligible to participate in a retirement plan maintained by the Employer, to make contributions based on the payments on reasonably equivalent terms (taking into account Code §§410(b)(3), (4) and (5)).

XII.        TOP-HEAVY PLAN PROVISIONS

12.1        Application.

(a)           Priority Over Other Plan Provisions.  If the Plan is or becomes a top-heavy plan in any Plan Year, the provisions of this Article will supersede any conflicting provisions of the Plan.  However, the provisions of this Article will not operate to increase the rights or benefits of Participants under the Plan except to the extent required by Code §416 and other provisions of law and Treasury Regulations applicable to “top-heavy” plans, as that term is defined in Code §416(g), taking into account amendments of Code §416 and any other applicable provisions of law.

(b)           Top-Heavy Plan.  For any Plan Year, the Plan is a top-heavy plan if any of the following conditions exist:

(i)            If the top-heavy ratio for the Plan exceeds 60% and the Plan is not a part of any required aggregation group of qualified plans or permissive aggregation group of qualified plans.

(ii)           If the Plan is a part of a required aggregation group but not part of a permissive aggregation group and the top-heavy ratio for the required aggregation group of qualified plans exceeds 60%.

(iii)          If the Plan is a part of a required aggregation group and part of a permissive aggregation group of qualified plans and the top-heavy ratio for the permissive aggregation group of qualified plans exceeds 60%.

12.2        Definitions.

(a)           Determination Period.  The determination period is the Plan Year containing the determination date and the four preceding Plan Years.

(b)           Determination Date.  The determination date for any Plan Year after the first Plan Year is the last day of the preceding Plan Year.  For the first Plan Year of the Plan, the determination date is the last day of the Plan Year.

(c)           Top-Heavy Valuation Date.  The top-heavy valuation date will be the Valuation Date.

(d)           Present Value.  Present value means the sum of (i) all of a Participant’s Account balances as of the most recent top-heavy valuation date occurring within a 12-month period ending on the determination date, and (ii) an adjustment for contributions due as of the determination date.

(e)           Permissive Aggregation Group of Qualified Plans.  A permissive aggregation group of qualified plans consists of the required aggregation group of qualified plans plus any other qualified plan or plans of the Employer or any Affiliated Employer, which when considered as a group with the required aggregation group of qualified plans, would continue to satisfy the requirements of Code §§401(a)(4) and 410.

(f)            Required Aggregation Group of Qualified Plans.  A required aggregation group of qualified plans consists of (i) each qualified plan of the Employer or any Affiliated Employer in which at least one Key Employee participates or participated at any time during the five-year period ending on the determination date (whether or not that qualified plan has terminated), and (ii) any other qualified plans of the Employer or any Affiliated Employer which enable a qualified plan described in clause (i) to meet the requirements of Code §§401(a)(4) or 410.

(g)           Top-Heavy Ratio.

(i)            Multiple DC Plans Only.  If the Employer maintains one or more defined contribution plans (including any simplified employee pension plan) and the Employer has not maintained any defined benefit plan, which during the five-year period ending on the determination date(s), has or has had accrued benefits, the top-heavy ratio for this Plan alone or for the required or permissive aggregation group, as appropriate, is a fraction, the numerator of which is the sum of the account balances of all Key Employees as of the determination date(s) (including any part of any account balance distributed in the one-year period ending on the determination date(s)) (five-year period ending on the determination date in the case of a distribution made for a reason other than severance from employment, death or disability and in determining whether the Plan is top-heavy for Plan Years beginning before January 1, 2002), and the denominator of which is the sum of all account balances (including any part of any account balance distributed in the one-year period ending on the determination date(s)) (five-year period ending on the determination date in the case of a distribution made for a reason other than severance from employment, death or disability and in determining whether the Plan is top-heavy for Plan Years beginning before January 1, 2002), both computed in accordance with Code §416 and Treasury Regulations thereunder.  Both the numerator and denominator of the top-heavy ratio are increased to reflect any contribution not actually made as of the determination date, but which is required to be taken into account on that date under Code §416 and Treasury Regulations thereunder.

(ii)           Multiple DC and DB Plans.  If the Employer maintains one or more defined contribution plans (including any simplified employee pension plan) and the Employer maintains or has maintained one or more defined benefit plans which during the five-year period ending on the determination date(s) has or has had any accrued benefits, the top-heavy ratio for any required or permissive aggregation group, as appropriate, is a fraction, the numerator of which is the sum of account balances under the aggregated defined contribution plan or plans for all Key Employees, determined in accordance with Section 12.2(g)(i), and the present value of accrued benefits under the aggregated defined benefit plan or plans for all Key

Employees as of the determination date(s), and the denominator of which is the sum of the account balances under the aggregated defined contribution plan or plans for all participants, determined in accordance with Section 12.2(g)(i), and the present value of accrued benefits under the defined benefit plan or plans for all Participants as of the determination date(s), all determined in accordance with Code §416 and Treasury Regulations thereunder.  The accrued benefits under a defined benefit plan in both the numerator and denominator of the top-heavy ratio are increased for any distribution of an accrued benefit made in the one-year period ending on the determination date (five-year period ending on the determination date in the case of a distribution made for a reason other than severance from employment, death or disability and in determining whether the Plan is top-heavy for Plan Years beginning before January 1, 2002).

(iii)          Valuation.  For purposes of Sections 12.2(g)(i) and (ii), the value of account balances and the present value of accrued benefits will be determined as of the most recent valuation date that falls within or ends with the 12-month period ending on the determination date, except as provided in Code §416 and Treasury Regulations thereunder for the first and second Plan Years of a defined benefit plan.  The account balances and accrued benefits of a Participant (A) who is not a Key Employee but who was a Key Employee in a prior year, or (B) who has not been credited with at least one Hour of Service with any Employer maintaining the Plan at any time during the one-year period (five-year period in determining whether the Plan is top-heavy for Plan Years beginning before January 1, 2002) ending on the determination date will be disregarded.  The calculation of the top-heavy ratio, and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with Code §416 and Treasury Regulations thereunder.  Deductible Employee contributions will not be taken into account for purposes of computing the top-heavy ratio.

When aggregating plans, the value of account balances and accrued benefits will be calculated with reference to the determination dates that fall within the same calendar year.

The accrued benefit of a Participant other than a Key Employee will be determined under (1) the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the Employer, or (2) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Code §411(b)(1)(C).

(iv)          For Plan Years beginning on and after January 1, 2002, the following provisions will supersede any contrary provisions of this Article XII.

(A)          Determination of Amount of Account Balances.  This paragraph (iv) will apply for purposes of determining the amounts of Account balances of Employees as of the determination date.

(B)          Distributions During Year Ending on the Determination Date.  The amounts of Account balances of an Employee as of the determination date will be increased by the distributions made with respect to the Employee under the Plan and any Plan aggregated with the Plan under Code §416(g)(2) during the one-year period ending on the determination date.  The preceding sentence also will apply to distributions under a terminated Plan which, had it not been terminated, would have been aggregated with the Plan under Code §416(g)(2)(A)(i).  In the case of a distribution made for a reason other than separation from service, death, or Disability, this provision will be applied by substituting “five-year period” for “one-year period.”

(C)          Employees Not Performing Services During Year Ending on the Determination Date.  The Accounts of any individual who has not performed services for the Employer during the one-year period ending on the determination date will not be taken into account.

12.3        Compensation Taken Into Account.  Compensation means compensation as defined in Section 1.11, but including amounts contributed by the Employer pursuant to a salary reduction agreement which are excludable from the employee’s gross income under Code §§125, 402(a)(8), 402(h)(1)(B) or 403(b).

12.4        Minimum Allocation.

(a)           Calculation of Minimum Allocation.  For any Plan Year in which this Plan is a top-heavy plan, Profit Sharing Contributions and Forfeitures under this Plan will first be allocated among all Participants in an amount equal to the lesser of (i) three percent (or five percent if both a defined contribution and a defined benefit plan are maintained) of the Compensation of each Participant, or, (ii) the highest percentage rate of Compensation allocated to Key Employees, including amounts contributed as a result of a salary reduction agreement.  Clause (ii) of this subsection will not apply if the Plan enables a defined benefit plan to meet the requirements of Code §§401(a)(4) or 410.  The minimum allocation is determined (A) without regard to any Participant elective deferrals or Social Security contribution, and (B) applies even though under other Plan provisions the Participant would not otherwise be entitled to receive an allocation, or would have received a lesser allocation for the Plan Year because (1) a non-Key Employee fails to make mandatory contributions to the Plan, (2) a non-Key Employee’s Compensation is less than a stated amount, or (3) a non-Key Employee fails to complete 1,000 Hours of Service in the Plan Year.

(b)           Limitation on Minimum Allocation.  No minimum allocation will be provided under Section 12.4(a) to a Participant who is not employed by the Employer or an Affiliated Employer on the last day of the Plan Year.

(c)           Coordination with Other Non-Paired Plans.  If the Employer maintains another defined contribution plan, including for this purpose the Bank of Marin 401(k) Plan, that covers Non-Key Employees who are also covered under this Plan, the Non-Key Employees covered under both Plans will receive the top-heavy minimum allocation under Section 12.4(a) under this Plan.

(d)          Nonforfeitability.  The Participant’s minimum allocation required under this Section, to the extent required to be nonforfeitable under Code §416(b), may not be forfeited under Code §§411(a)(3)(B) (relating to suspension of benefits or re-employment) or 411(a)(3)(D) (relating to withdrawal of mandatory contributions).

12.5        Modification of Top-Heavy Rules.  The top-heavy requirements of Code §416 and this Article XII will not apply in any Plan Year in which the Plan consists solely of a cash or deferred arrangement which meets the requirements of Code §401(k)(12).

IN WITNESS OF THIS PLAN RESTATEMENT, the Employer has caused this Plan to be executed this 31st day of December, 2014, by its duly authorized officer.

BANK OF MARIN

By:	/s/ Robert Gotelli

AMENDMENT NUMBER 1

TO THE

BANK OF MARIN

EMPLOYEE STOCK OWNERSHIP PLAN

(as amended and restated on December 31, 2014)

This Amendment Number 1 to the Bank of Marin Employee Stock Ownership Plan (“Plan” or “ESOP”) is made by Bank of Marin (“Employer”) to comply with certain technical changes required by the Internal Revenue Service as a condition to its issuance of a favorable determination letter for the PPA restatement of the Plan.

This amendment will supersede and take precedence over the provisions of the Plan to the extent the provisions of the Plan, including any prior amendments, are inconsistent with the provisions of this amendment.

NOW THEREFORE, the Plan is hereby amended as follows:

1.             Proceeds.  Subsection (c)(ii) (“Proceeds from Sale or Liquidation”) of Section 4.2 (“Allocation of Financed Shares”) of Article IV (“Allocations”) is amended in its entirety to read as follows:

“(ii)         Proceeds with respect to Employer Stock held in the Loan Suspense Account as a result of sale or redemption of Employer Stock or of distributions from liquidation of the Employer resulting from sale or other disposition of substantially all of the Employer’s assets will be applied first to repayment of any outstanding Acquisition Loan with respect to such Employer Stock in the Plan Year in which such proceeds are received by the Trust.”

2.             Forfeitures.   Subsection (b) (“Timing of Forfeiture”) of Section 6.3 (“Forfeitures”) of Article VI (“Vesting of Benefits”) is amended in its entirety to read as follows:

“(b)         Timing of Forfeiture.  A Participant described in Section 6.3(a) will incur a Forfeiture on the earlier of (i) the date on which he incurs five consecutive Breaks-in-Service or (ii) the date on which he receives a distribution of his entire nonforfeitable Account balances.  Assets in a Participant’s Accounts other than Financed Shares will be forfeited before Financed Shares are forfeited and if interests in more than one class of Employer Stock have been allocated to a Participant’s Account, that Participant must be treated as forfeiting the same proportion of each such class.”

3.             Effective Date.  The changes made by this Amendment Number 1 are effective as of January 1, 2014, except as otherwise specifically provided in this amendment or required by applicable law.

To record the adoption of this Amendment Number 1, the Employer has caused it to be executed this 19th  day of June, 2015.

BANK OF MARIN

By:	/s/ Robert Gotelli

AMENDMENT NUMBER 2

TO THE

BANK OF MARIN

EMPLOYEE STOCK OWNERSHIP PLAN

(as amended and restated on December 31, 2014)

This Amendment Number 2 to the Bank of Marin Employee Stock Ownership Plan (“Plan” or “ESOP”) is made by Bank of Marin (“Employer”), primarily to comply with IRS Notice 2015-84 and to include other changes necessary or desirable to meet the Employer’s retirement planning objectives, to be effective generally as of January 1, 2016, except as specifically provided in this Amendment Number 2 or as otherwise required by applicable law.

This amendment will supersede and take precedence over the provisions of the Plan to the extent the provisions of the Plan, including any prior amendments, are inconsistent with the provisions of this amendment.

NOW THEREFORE, the Plan is hereby amended as follows:

1.                                      Definition of Spouse.  Section 1.53 (“Spouse”) of Article I (“Definitions”) is amended in its entirety to read as follows:

“1.53                  Spouse.  Effective June 26, 2013, Spouse, including references to uncapitalized “spouse,” means the person who is of the same or opposite sex of the Participant to whom the Participant is married under applicable State and Federal law on the earlier of (a) the date distributions begin or (b) the date of the Participant’s death.”

2.                                      Designation of Beneficiary.  Section 2.8 (“Designation of Beneficiary”) of Article II (“Eligibility”) is amended in its entirety to read as follows:

“2.8                         Designation of Beneficiary.

(a)                                 In General.  A Participant may designate a Beneficiary or Beneficiaries and successor Beneficiary or Beneficiaries to receive benefits under this Plan in the event of the Participant’s death and may change any designation from time to time.  Each designation and change of designation will be made in writing on a form provided by and filed with the Committee, and any change will revoke all prior designations by the Participant.  In the alternative, designations may be made online, if available and offered by the Employer.  The Participant may designate one or more primary Beneficiaries and one or more contingent Beneficiaries.

(b)                                 Consent of Spouse.  If a married Participant designates a primary Beneficiary other than the Participant’s Spouse, then that designation will not be effective unless (i) the Spouse consents to that designation in writing, (ii) the election designates a specific Beneficiary as well as the form of benefit, which may not be changed without consent of the Spouse (or the Spouse’s consent expressly permits designations by the Participant without any requirement of further consent by the Spouse), and (iii) the Spouse’s consent acknowledges the effect of the election and is witnessed by a Plan representative or a notary public.

(c)                                  Deemed Designation.  If no Beneficiary is designated, or if no Beneficiary designated by the Participant survives him, the Participant will be deemed to have designated as Beneficiaries the first of the following who survives him: (i) the Participant’s Spouse, (ii) the Participant’s domestic partner who does not meet the requirements of Section 1.53, (iii) the Participant’s surviving children (including adopted children) in equal shares or (iv) the legal representative of the estate of the deceased Participant.  Neither the Employer nor the Trust Fund will be named as Beneficiary.

(d)                                 Contingent Beneficiaries.  In the event a Beneficiary dies simultaneously or within five days of the Participant’s death, that Beneficiary will be deemed to have predeceased the Participant and will no longer be the Participant’s Beneficiary.  If a primary Beneficiary predeceases the Participant, the remaining benefits payable, if any, will continue to be paid first to any other surviving primary Beneficiary and next to any contingent Beneficiaries designated by the Participant.  If no designated person is named or living, then the remaining benefits, if any, will be payable in accordance with the first to survive the Participant as set forth in subsection (c) of this Section 2.8.

(e)                                  Successor Beneficiaries.  If primary or contingent Beneficiaries survive the Participant but die before receiving all of the benefits to which they are entitled, the remaining benefits payable, if any, will be paid to the successor Beneficiaries designated by the Participant.  If the Participant does not name successor Beneficiaries, then the Beneficiary receiving the benefits may designate successor Beneficiaries to receive the remaining benefits on that Beneficiary’s death.  If no such designated person is named or living, then the remaining benefits, if any, will be payable in accordance with the first to survive the Participant as set forth in subsection (c) of this Section 2.8.

(f)                                   Effective Date of Designation.  When the Committee receives a written Beneficiary designation, the designation will become effective as of the date the designation was signed whether or not the Participant is living at the time the designation is received.  If a Participant makes an online designation, if available, the Committee will rely on the most recent online designation.

(g)                                  Liability.  Neither the Employer, the Committee nor the Trustee will have any liability for any payment authorized by the Committee in accordance with the most recent valid Beneficiary designation of the Participant in its possession before receipt of a more recent and valid Beneficiary designation.

(h)                                 Designating a Trust.  A Participant may designate a trust, including a qualified terminable interest property trust (QTIP), as Beneficiary, provided the trust requirements of Treasury Regulation §1.401(a)(9)-1, D-5, or any successor statute or Treasury Regulations, are met.

(i)                                     Incorporating Attachments.  Subject to Committee approval, a Beneficiary designation may incorporate one or more attachments to the form of designation provided by the Committee.

(j)                                    Spouse Cannot be Located.  The Spouse’s consent will not be required if the Participant (a) establishes to the Employer’s satisfaction that the Spouse’s consent cannot be obtained because the Spouse cannot be located or because of other reasons deemed acceptable under Code §417(a)(2)(B); and (b) agrees in writing that if the Employer is compelled by a court of competent jurisdiction or other authority to pay all or any portion of the Participant’s Plan benefit to or on behalf of that Spouse, the Participant (or his estate) will indemnify the Employer by paying to the Employer, upon written demand, an amount equal to the payment, together with reasonable attorneys’ fees and expenses.  The Employer may, in its sole discretion, waive the indemnification requirement.”

3.                                      Cost of Locating Missing Participants.  Subsection (b) (“Administrative Costs and Expenses”) of Section 4.5 (“Adjustment of Participant Accounts”) of Article IV (“Allocations”) is amended in its entirety to read as follows:

“(b)                           Administrative Costs and Expenses.  The reasonable costs and expenses of the Plan, including but not limited to reasonable attorney’s fees, administrative fees, investment advisory fees, and annual fees and transaction costs reasonably incurred or charged by the Trustee, will be allocated among Participants’ Accounts, unless or to the extent the Employer, in its sole and absolute discretion, makes such payment. The allocation of such costs and expenses will be made pro-rata based on each Participant’s Account balances or, as determined by the Committee in a manner that is nondiscriminatory and reasonable under the circumstances.  Effective as of January 1, 2005, the costs and expenses of the Plan may instead be allocated, in the sole and absolute discretion of the Employer, solely among the Accounts of Participants who have terminated employment with the Employer, based on their proportionate share of those costs and expenses. The allocation of such costs and expenses will be based on the proportion that the Account balances of each such terminated Employee bears to the Account balances of all such terminated Employees or as determined by the Committee in a manner that is nondiscriminatory and reasonable under the circumstances, provided, however, that any allocation among terminated Employees will apply to costs and expenses attributable solely to those terminated Employees.  The Committee may charge the Account of a missing or unresponsive Participant for expenses associated with locating him.”

4.                                      Distributions.  Subsection (b) (“Consent and Notice”) of Section 7.2 (“Minimum Account Balances”) of Article VII (“Payment of Benefits”) is amended in its entirety to read as follows:

“(b)                           Consent and Notice.  Effective for Plan Years beginning after December  31, 2007, if such Participant’s vested Account balances exceed $1,000 and are Immediately Distributable, the Participant must consent to any distribution of those Accounts within the 180-day period ending on the distribution date.  The Employer will notify the Participant of the right to defer distribution until the Participant’s vested Account balances are no longer Immediately Distributable, at which time the Committee may in its sole discretion and effective as of January 1, 2016, make payment to such Participant within an administratively reasonable period of time.”

5.                                      Unclaimed Account Procedure.  Section 7.4 (“Unclaimed Account Procedure”) of Article VII (“Payment of Benefits”) is amended in its entirety to read as follows:

“7.4                         Unclaimed Account Procedure.

(a)                                 Notice.  All Participants and Beneficiaries will have the obligation to keep the Committee informed of their current address until such time as all benefits due have been paid.

(b)                                 Policy for Unclaimed Benefits.  Neither the Trustee nor the Committee will be obligated to search for or ascertain the whereabouts of any Participant or Beneficiary who is nonresponsive.  However, the Committee will establish a policy for unclaimed benefits, consistent with U.S. Department of Labor rules and regulations, and will take reasonable steps to locate any Participant who cannot be found or is nonresponsive, including (i) giving notice by certified mail to the Participant’s last known mailing address that he is entitled to a distribution under the Plan, and if such address is not available or is incorrect, checking related Employer records, such as a group health plan or other plan that may have more up to date information; (ii) checking with a designated Plan beneficiary for updated information; or (iii) using Internet search tools, commercial locator services and credit reporting agencies.  Depending on the facts and circumstances relating to a particular missing or nonresponsive Participant, the Committee will determine, in its sole and absolute discretion, which and how many of the above options to use taking into account the size of the Participant’s Account balances in relation to the cost of the services and whether the use of such services is appropriate.

(c)                                  Failure to Locate.  If the Participant or his Beneficiary fails to claim his benefits or make his whereabouts known in writing to the Committee within one year from the date of mailing of the notice, or before this Plan is terminated or discontinued, whichever first occurs, then the Participant will forfeit the unclaimed balance of his Accounts, provided that the Forfeiture will be reinstated if a claim is made by the Participant or Beneficiary for the forfeited benefit prior to the Plan’s termination.  Any forfeitures occurring under this Section may, in the sole discretion of the Employer, be applied in accordance with Section 6.3(h).”

6.                                      Allocation of Pre-tax and After-tax Amounts.  Subsection (a) (“Rollover Elections”) of Section 7.7 (“Direct Eligible Rollovers”) of Article VII (“Payment of Benefits”) is amended in its entirety to read as follows:

“(a)                        Rollover Elections.  Notwithstanding any provisions in the Plan to the contrary, a Participant may elect, at the time and in the manner prescribed by the Committee, including the right to allocate pre-tax and after-tax amounts made to multiple destinations in accordance with IRS Notice 2014-54, to have any portion of an Eligible Rollover Distribution, as defined in Section 7.7(b)(i), paid in a Direct Rollover, as defined in Section 7.7(b)(iv), directly to an Eligible Retirement Plan, as defined in Sections 7.7(b)(ii) and 7.7(b)(v), specified by the Participant.”

7.                                      Release of Claims.  A new Section 7.10 (“Release of Claims”) of Article VII (“Payment of Benefits”) is added in its entirety to read as follows:

“7.10                  Release of Claims.  As consideration for receiving a full or partial, as applicable, distribution of Account balances from the Plan, a Participant must sign a general release (the “General Release”) to waive any past, present or future claims against the Released Parties, described below.  By executing the General Release, the Participant and the Participant’s heirs, executors, administrators and assigns, will release and discharge the Employer and its shareholders, partners, predecessors, successors, employees and agents, the Plan, the Plan Administrator, the Trustees of the Plan, the members of the Committee and any and all other Plan fiduciaries (“the Released Parties”), from and against any and all, including ERISA, claims, causes of action, liabilities, damages, attorneys’ fees, costs and losses, including those arising under ERISA, that the Participant may have or later claim to have, known or unknown, anticipated or unanticipated, with respect to the Participant’s entire interest in the Plan if he received a full distribution of his Account balances from the Plan, or, if the Participant received only a partial distribution, with respect to the amount of that partial distribution.  The General Release will not affect or waive the Participant’s right to vested benefits under the Plan.  By executing the General Release, the Participant will be acknowledging that the Participant is releasing the Released Parties voluntarily and with full knowledge of the consequences of executing the General Release.”

8.                                      Termination Procedure.  Subsection (c) (“Termination Procedure”) of Section 10.3 (“Termination”) of Article X (“Amendment and Termination”) is amended in its entirety to read as follows:

“(c)                            Termination Procedure.

(i)                                     Partial Termination.  Upon partial termination of the Plan, the Accounts of affected Participants will become fully vested and nonforfeitable and may be distributed to the Participants as determined by the Plan Administrator but only to the extent permitted by law.

(ii)                                  Complete Termination.  Upon complete termination of the Plan, including the permanent discontinuance or cessation of contributions by the Employer, whether by resolution or by operation of law, the Accounts of affected Participants will become fully vested and nonforfeitable and, unless the Plan provides for an annuity payment option or the Employer maintains another defined contribution plan, will be distributed to Participants in a lump sum within a reasonable period following termination of the Plan, but no earlier than 30 days after notice of distribution has been provided to the affected Participants.

(iii)                               Failure to Locate.  In the event a Participant, after the Committee has taken the appropriate steps, still does not respond or cannot be located, the Committee will distribute the assets into an individual retirement account or annuity in accordance with the safe harbor for Plan fiduciaries set forth in ERISA §404(a), Code §401(a)(31) and IRS Rev. Rul. 2000-36.  If no IRA is willing to accept such assets, the Committee will establish an interest bearing federally insured bank account in the name of the missing Participant or transfer his Account balances to a state unclaimed property fund.  The above procedures will comply with DOL Field Assistance Bulletin 2004-2.”

9.                                      Effective Date.  The changes made by this Amendment Number 2 are effective generally as of January 1, 2016, except as specifically provided in this Amendment Number 2 or as otherwise required by applicable law.

To record the adoption of this Amendment Number 2, the Employer has caused it to be executed this 21st  day of October, 2016.

BANK OF MARIN

By:	/s/ Robert Gotelli